EXHIBIT 99.17(c)

                          THE SARATOGA ADVANTAGE TRUST
                       STATEMENT OF ADDITIONAL INFORMATION

                                 JANUARY 1, 2002

Income Portfolios:                         Equity Portfolios:
-----------------                          -----------------

U.S. Government Money Market Portfolio     Large Capitalization Value Portfolio
Investment Quality Bond Portfolio          Large Capitalization Growth Portfolio
Municipal Bond Portfolio                   Small Capitalization Portfolio
                                           International Equity Portfolio

             (each a "Portfolio" and collectively the "Portfolios")

This STATEMENT OF ADDITIONAL INFORMATION is not a PROSPECTUS. Investors should understand that this STATEMENT OF ADDITIONAL INFORMATION should be read in conjunction with the Trust's Class I PROSPECTUS, the Trust's Class B PROSPECTUS, or the Trust's Class C PROSPECTUS, each dated January 1, 2002. A copy of each PROSPECTUS may be obtained by written request to Saratoga Capital Management at the address or phone listed below.

                           Saratoga Capital Management
                              1501 Franklin Avenue
                                Mineola, New York
                                   11501-4803

                                  800-807-FUND
                                 (800-807-3863)

                                TABLE OF CONTENTS

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FUND HISTORY                                                                  3

INVESTMENT OF THE TRUST'S ASSETS                                              3

INVESTMENT RESTRICTIONS                                                      11

PRINCIPAL HOLDERS OF SECURITIES AND CONTROL PERSONS OF THE PORTFOLIOS        13

TRUSTEES AND OFFICERS                                                        15

MANAGEMENT AND OTHER SERVICES                                                16

INVESTMENT ADVISORY SERVICES                                                 18

DETERMINATION OF NET ASSET VALUE                                             21

PORTFOLIO YIELD AND TOTAL RETURN INFORMATION                                 24

CERTAIN TAX CONSIDERATIONS                                                   30

ADDITIONAL INFORMATION                                                       34

FINANCIAL STATEMENTS                                                         39

APPENDIX A -- RATINGS                                                        40

                                  FUND HISTORY

     The Trust was organized as an unincorporated business trust under the laws of Delaware on April 8, 1994 and is a trust fund commonly known as a "business trust." The Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a diversified, open-end management investment company.

                        INVESTMENT OF THE TRUST'S ASSETS

     The investment objective and policies of each Portfolio are described in each PROSPECTUS. A further description of each Portfolio's investments and investment methods appears below.

     COLLATERALIZED MORTGAGE OBLIGATIONS. In addition to securities issued by Ginnie Mae, Fannie Mae and Freddie Mac, another type of mortgage-backed security is the "collateralized mortgage obligation", which is secured by groups of individual mortgages but is similar to a conventional bond where the investor looks only to the issuer for payment of principal and interest. Although the obligations are recourse obligations to the issuer, the issuer typically has no significant assets, other than assets pledged as collateral for the obligations, and the market value of the collateral, which is sensitive to interest rate movements, may affect the market value of the obligations. A public market for a particular collateralized mortgage obligation may or may not develop and thus, there can be no guarantee of liquidity of an investment in such obligations.

     INFORMATION ON TIME DEPOSITS AND VARIABLE RATE NOTES. The Portfolios may invest in fixed time deposits, whether or not subject to withdrawal penalties; however, investment in such deposits which are subject to withdrawal penalties, other than overnight deposits, are subject to the 15% (10% with respect to the U.S. Government Money Market Portfolio) limit on illiquid investments set forth in the Prospectus for each Portfolio.

     The commercial paper obligations which the Portfolios may buy are unsecured and may include variable rate notes. The nature and terms of a variable rate note (i.e., a "Master Note") permit a Portfolio to invest fluctuating amounts at varying rates of interest pursuant to a direct arrangement between a Portfolio as Lender, and the issuer, as borrower. It permits daily changes in the amounts borrowed. The Portfolio has the right at any time to increase, up to the full amount stated in the note agreement, or to decrease the amount outstanding under the note. The issuer may prepay at any time and without penalty any part of or the full amount of the note. The note may or may not be backed by one or more bank letters of credit. Because these notes are direct lending arrangements between the Portfolio and the issuer, it is not generally contemplated that they will be traded; moreover, there is currently no secondary market for them. Except as specifically provided in the Prospectus there is no limitation on the type of issuer from whom these notes will be purchased; however, in connection with such purchase and on an ongoing basis, a Portfolio's Adviser will consider the earning power, cash flow and other liquidity ratios of the issuer, and its ability to pay principal and interest on demand, including a situation in which all holders of such notes made demand simultaneously. A Portfolio will not invest more than 5% of its total assets in variable rate notes. Variable rate notes are subject to the Portfolio's investment restriction on illiquid securities unless such notes can be put back to the issuer on demand within seven days.

     CONVERTIBLE SECURITIES. As specified in the Prospectus, certain of the Portfolios may invest in fixed-income securities which are convertible into common stock. Convertible securities rank senior to common stocks in a corporation's capital structure and, therefore, entail less risk than the corporation's common stock. The value of a convertible security is a function of its "investment value" (its value as if it did not have a conversion privilege), and its "conversion value" (the security's worth if it were to be exchanged for the underlying security, at market value, pursuant to its conversion privilege).

     To the extent that a convertible security's investment value is greater than its conversion value, its price will be primarily a reflection of such investment value and its price will be likely to increase when interest rates fall and decrease when interest rates rise, as with a fixed-income security (the credit standing of the issuer and other factors may also have an effect on the convertible security's value). If the conversion value exceeds the investment value, the price of the convertible security will rise above its investment value and, in addition, the convertible security will sell at some premium over its conversion value. (This premium represents the price investors are willing to pay for the privilege of purchasing a fixed-income security with a possibility of capital appreciation due to the conversion privilege.) At such times the price of the convertible security will tend to fluctuate directly with the price of the underlying equity security. Convertible securities may be purchased by the Portfolios at varying price levels above their investment values and/or their conversion values in keeping with the Portfolios' objectives.

     INSURED BANK OBLIGATIONS. The Federal Deposit Insurance Corporation ("FDIC") insures the deposits of federally insured banks and savings and loan associations (collectively referred to as "banks") up to $100,000. A Portfolio may, within the limits set forth in the Prospectus, purchase bank obligations which are fully insured as to principal by the FDIC. Currently, to remain fully insured as to principal, these investments must be limited to $100,000 per bank; if the principal amount and accrued interest together exceed $100,000, the excess principal and accrued interest will not be insured. Insured bank obligations may have limited marketability. Unless the Board of Trustees determines that a readily available market exists for such obligations, a Portfolio will treat such obligations as subject to the 15% (10% with respect to the U.S. Government Money Market Portfolio) limit for illiquid investments set forth in the Prospectus unless such obligations are payable at principal amount plus accrued interest on demand or within seven days after demand.

     LENDING PORTFOLIO SECURITIES. To generate income for the purpose of helping to meet its operating expenses, each Portfolio other than the U.S. Government Money Market Portfolio may lend securities to brokers, dealers and other financial organizations. These loans, if and when made, may not exceed 33 1/3% of a Portfolio's assets taken at value. A Portfolio's loans of securities will be collateralized by cash, letters or credit or U.S. Government Securities. The cash or instruments collateralizing a Portfolio's loans of securities will be maintained at all times in a segregated account with the Portfolio's custodian, or with a designated sub-custodian, in an amount at least equal to the current market value of the loaned securities. In lending securities to brokers, dealers and other financial organizations, a Portfolio is subject to risks, which, like those associated with other extensions of credit, include delays in recovery and possible loss off rights in the collateral should the borrower fail financially. The Trust's custodian bank arranges for each Portfolio's securities loans and manages collateral received in connection with these loans.

     WHEN-ISSUED SECURITIES. All Portfolios may take advantage of offerings of eligible portfolio securities on a "when-issued" basis, i.e., delivery of and payment for such securities take place sometime after the transaction date on terms established on such date. Normally, settlement on U.S. Government securities takes place within ten days. A Portfolio only will make when-issued commitments on eligible securities with the intention of actually acquiring the securities. If a Portfolio chooses to dispose of the right to acquire a when-issued security (prior to its acquisition), it could, as with the disposition of any other Portfolio obligation, incur a gain or loss due to market fluctuation. No when-issued commitments will be made if, as a result, more than 15% of the net assets of a Portfolio would be so committed.

    HEDGING. Certain Portfolios may use certain hedging instruments. To engage in short hedging, a Portfolio would: (i) sell financial futures; (ii) purchase puts on such futures or on individual securities held by it ("Portfolio securities") or securities indexes; or (iii) write calls on Portfolio securities or on financial futures or securities indexes. To engage in long hedging, a Portfolio would: (i) purchase financial futures, or (ii) purchase calls or write puts on such futures or on Portfolio securities or securities indexes. Additional information about the Hedging Instruments a Portfolio may use is provided below.

     FINANCIAL FUTURES. No price is paid or received upon the purchase of a financial future. Upon entering into a futures transaction, a Portfolio will be required to deposit an initial margin payment equal to a specified percentage of the contract value. Initial margin payments will be deposited with a Portfolio's custodian bank in an account registered in the futures commission merchant's name; however the futures commission merchant can gain access to that account only under specified conditions. As the future is marked to market to reflect changes in its market value, subsequent payments, called variation margin, will be made to or from the futures commission merchant on a daily basis. Prior to expiration of the future, if the Portfolio elects to close out its position by taking an opposite position, a final determination of variation margin is made, additional cash is required to be paid by or released to the Portfolio, and any loss or gain is realized for tax purposes. Although financial futures by their terms call for the actual delivery or acquisition of the specified debt security, in most cases the obligation is fulfilled by closing the position. All futures transactions are effected through a clearing house associated with the exchange on which the contracts are traded. At present, no Portfolio intends to enter into financial futures and options on such futures if after any such purchase, the sum of initial margin deposits on futures and premiums paid on futures options would exceed 5% of a Portfolio's total assets. This limitation is not a fundamental policy.

     ADDITIONAL INFORMATION ON PUTS AND CALLS. When a Portfolio writes a call, it receives a premium and agrees to sell the callable securities to a purchaser of a corresponding call during the call period (usually not more than 9 months) at a fixed exercise price (which may differ from the market price of the underlying securities) regardless of market price changes during the call period. If the call is exercised, the Portfolio forgoes any possible profit from an increase in market price over the exercise price. A Portfolio may, in the case of listed options, purchase calls in "closing purchase transactions" to terminate a call obligation. A profit or loss will be realized, depending upon whether the net of the amount of option transaction costs and the premium received on the call written is more or less than the price of the call subsequently purchased. A profit may be realized if the call lapses unexercised, because the Portfolio retains the underlying security and the premium received. Sixty percent of any such profits are considered long-term gains and forty percent are considered short-term gains for tax purposes. If, due to a lack of a market, a Portfolio could not effect a closing purchase transaction, it would have to hold the callable securities until the call lapsed or was exercised. A Portfolio's Custodian, or a securities depository acting for the Custodian, will act as the Portfolio's escrow agent, through the facilities of the Options Clearing Corporation ("OCC") in connection with listed calls, as to the securities on which the Portfolio has written calls, or as to other acceptable escrow securities, so that no margin will be required for such transactions. OCC will release the securities on the expiration of the calls or upon the Portfolio's entering into a closing purchase transaction.

     When a Portfolio purchases a call (other than in a closing purchase transaction), it pays a premium and has the right to buy the underlying investment from a seller of a corresponding call on the same investment during the call period (or on a certain date for OTC options) at a fixed exercise price. A Portfolio benefits only if the call is sold at a profit or if, during the call period, the market price of the underlying investment is above the call price plus the transaction costs and the premium paid for the call and the call is exercised. If a call is not exercised or sold (whether or not at a profit), it will become worthless at its expiration date and the Portfolio will lose its premium payment and the right to purchase the underlying investment.

     With OTC options, such variables as expiration date, exercise price and premium will be agreed upon between the Portfolio and the transaction dealer, without the intermediation of a third party such as the OCC. If a transacting dealer fails to make delivery on the U.S. Government securities underlying an option it has written, in accordance with the terms of that option as written a Portfolio could lose the premium paid for the option as well as any anticipated benefit of the transaction. The Portfolios will engage in OTC option transactions only with primary U.S. Government securities dealers recognized by the Federal Reserve Bank of New York. In the event that any OTC option transaction is not subject to a forward price at which the Portfolio has the absolute right to repurchase the OTC option which it has sold, the value of the OTC option purchased and of the Portfolio assets used to "cover" the OTC option will be considered "illiquid securities" and will be subject to the 15% limit on illiquid securities. The "formula" on which the forward price will be based may vary among contracts with different primary dealers, but it will be based on a multiple of the premium received by the Portfolio for writing the option plus the amount, if any, of the option's intrinsic value, i.e., current market value of the underlying securities minus the option's strike price.

     A put option gives the purchaser the right to sell, and the writer the obligation to buy, the underlying investment at the exercise price during the option period (or on a certain date for OTC options). The investment characteristics of writing a put a covered by segregated liquid assets equal to the exercise price of the put are similar to those of writing a covered call. The premium paid on a put written a Portfolio represents a profit, as long as the price of the underlying investment remains above the exercise price. However, a Portfolio has also assumed the obligation during the option period to buy the underlying investment from the buyer of the put at the exercise price, even though the value of the investment may fall below the exercise price. If the put expires unexercised, the Portfolio (as writer) realizes a gain in the amount of the premium. If the put is exercised, the Portfolio must fulfill its obligation to purchase the underlying investment at the exercise price, which will usually exceed the market value of the investment at that time. In that case, the Portfolio may incur a loss upon disposition, equal to the sum of the sale price of the underlying investment and the premium received minus the sum of the exercise price and any transaction costs incurred.

     When writing put options, to secure its obligation to pay for the underlying security, a Portfolio will maintain in a segregated account at its Custodian liquid assets with a value equal to at least the exercise price of the option. As a result, the Portfolio forgoes the opportunity of trading the segregated assets or writing calls against those assets. As long as the Portfolio's obligation as a put writer continues, the Portfolio may be assigned an exercise notice by the broker-dealer through whom such option was sold, requiring the Portfolio to purchase the underlying security at the exercise price. A Portfolio has no control over when it may be required to purchase the underlying security, since it may be assigned an exercise notice at any time prior to the termination of its obligation as the writer of the put. This obligation terminates upon the earlier of the expiration of the put, or the consummation by the Portfolio of a closing purchase transaction by purchasing a put of the same series as that previously sold. Once a Portfolio has been assigned an exercise notice, it is thereafter not allowed to effect a closing purchase transaction.

     A Portfolio may effect a closing purchase transaction to realize a profit on an outstanding put option it has written or to prevent an underlying security from being put to it. Furthermore, effecting such a closing purchase transaction will permit the Portfolio to write another put option to the extent that the exercise price thereof is secured by the deposited assets, or to utilize the proceeds from the sale of such assets for other investments by the Portfolio. The Portfolio will realize a profit or loss from a closing purchase transaction if the cost of the transaction is less or more than the premium received from writing the option.

     When a Portfolio purchases a put, it pays a premium and has the right to sell the underlying investment at a fixed exercise price to a seller of a corresponding put on the same investment during the put period if it is a listed option (or on a certain date if it is an OTC option). Buying a put on securities or futures held by it permits a Portfolio to attempt to protect itself during the put period against a decline in the value of the underlying investment below the exercise price. In the event of a decline in the market, the Portfolio could exercise, or sell the put option at a profit that would offset some or all of its loss on the Portfolio securities. If the market price of the underlying investment is above the exercise price and as a result, the put is not exercised, the put is not exercised, the put will become worthless at its expiration date and the purchasing Portfolio will lose the premium paid and the right to sell the underlying securities; the put may, however, be sold prior to expiration (whether or not at a profit). Purchasing a put on futures or securities not held by it permits a Portfolio to protect its Portfolio securities against a decline in the market to the extent that the prices of the future or securities underlying the put move in a similar pattern to the prices of the securities in the Portfolio's portfolio.

     An option position may be closed out only on a market which provides secondary trading for options of the same series, and there is no assurance that a liquid secondary market will exist for any particular option. A Portfolio's option activities may affect its turnover rate and brokerage commissions. The exercise of calls written by a Portfolio may cause the Portfolio to sell from its Portfolio securities to cover the call, thus increasing its turnover rate in a manner beyond the Portfolio's control. The exercise of puts on securities or futures will increase portfolio turnover. Although such exercise is within the Portfolio's control, holding a put might cause a Portfolio to sell the underlying investment for reasons which would not exist in the absence of the put. A Portfolio will pay a brokerage commission every time it purchases or sells a put or a call or purchases or sells a related investment in connection with the exercise of a put or a call.

     REGULATORY ASPECTS OF HEDGING INSTRUMENTS. Transactions in options by a Portfolio are subject to limitations established (and changed from time to time) by each of the exchanges governing the maximum number of options which may be written or held by a single investor or group of investors acting in concert, regardless of whether the options were written or purchased on the on same or different exchanges or are held in one or more accounts or through one or more different exchanges or through one or more brokers. Thus, the number of options which a Portfolio may write or hold may be affected by options written or held by other investment companies and discretionary accounts of the Portfolio's Adviser, including other investment companies having the same or an affiliated investment adviser. An exchange may order the liquidation of positions found to be in violation of those limits and may impose certain other sanctions.

     Due to requirements under the 1940 Act when a Portfolio sells a future, it will segregate on its books, cash or readily marketable short-term (maturing in one year or less) debt instruments in an amount equal to the market value of such future, less the margin deposit applicable to it.

     The Trust and each Portfolio must operate within certain restrictions as to its positions in futures and options thereon under a rule ("CFTC Rule") adopted by the Commodity Futures Trading Commission ("CFTC") under the Commodity Exchange Act (the "CEA"), which excludes the Trust and each Portfolio from registration with the CFTC as a "commodity pool operator" (as defined under the CEA). Under those restrictions, a Portfolio may not enter into any financial futures or options contract unless such transactions are for bona fide hedging purposes, or for other purposes only if the aggregate initial margins and premiums required to establish such non-hedging positions would not exceed 5% of the liquidation value of its assets. Each Portfolio may use futures and options thereon for bona fide hedging or for other purposes within the meaning and intent of the applicable provisions of the CEA.

     POSSIBLE RISK FACTORS IN HEDGING. In addition to the risks with respect to futures and options discussed in the Prospectus and above, there is a risk in selling futures that the prices of futures will correlate imperfectly with the behavior of the cash (i.e., market value) prices of a Portfolio's securities. The ordinary spreads between prices in the cash and future markets are subject to distortions due to differences in the natures of those markets. First, all participants in the futures market are subject to margin deposit and maintenance requirements. Rather than meeting additional margin deposit requirements, investors may close out futures contracts through offsetting transactions which could distort the normal relationship between the cash and futures markets. Second, the liquidity of the futures market depends on participants entering into offsetting transactions rather than making or taking delivery. To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced, thus producing distortion. Third, from the point of view of speculators, the deposit requirements in the futures market are less onerous than margin requirements in the securities market. Therefore, increased participation by speculators in the futures market may cause temporary price distortions.

     When a Portfolio uses appropriate Hedging Instruments to establish a position in the market as a temporary substitute for the purchase of individual securities (long hedging) by buying futures and/or calls on such futures or on a particular security, it is possible that the market may decline. If the Portfolio then concludes not to invest in such securities at that time because of concerns as to possible further market decline or for other reasons, it will realize a loss on the Hedging Instruments that is not offset by a reduction In the price of the securities purchased.

     Transactions in Hedging Instruments may also result in certain Federal income tax consequences described below under the heading "Certain Tax Considerations."

     TYPE OF SECURITIES IN WHICH THE INTERNATIONAL EQUITY PORTFOLIO MAY INVEST. As discussed in the Prospectus, the International Equity Portfolio seeks to achieve its investment objectives through investment primarily in equity securities. It is expected that the Portfolio will invest principally in American Depositary Receipts ("ADRs"), Global Depositary Receipts ("GDRs"), and European Depositary Receipts ("EDRs") although it also may invest directly in equity securities. Generally, ADRs and GDRs in registered form are U.S. dollar denominated securities designed for use in the U.S. securities markets, which represent and may be converted into the underlying foreign security. EDRs are typically issued in bearer form and are deigned for use in the European securities markets. Issuers of the stock of ADRs not sponsored by such underlying issuers are not obligated to disclose material information in the United States and, therefore, there may not be a correlation between such information and the market value of such ADRs. The Portfolio also may purchase shares of investment companies or trusts which invest principally in securities in which the Portfolio is authorized to invest. The return on the Portfolio's investments in investment companies will be reduced by the operating expenses, including investment advisory and administrative fees, of such companies. The Portfolio's investment in an investment company may require the payment of a premium above the net asset value of the investment company's shares, and the market price of the investment company assets. The Portfolio will not invest in any investment company of trust unless it is believed that the potential benefits of such investment are sufficient to warrant the payment of any such premium. Under the 1940 Act, the Portfolio may not invest more than 10% of its assets in investment companies or more than 5% of its total assets in the securities of any one investment company, nor may it own more than 3% of the outstanding voting securities of any such company. To the extent the Portfolio invests in securities in bearer form it may be more difficult to recover securities in the event such securities are lost or stolen.

     PRIVATE PLACEMENTS. The Portfolios may invest in securities which are subject to restriction on resale because they have not been registered under the Securities Act of 1933 (the "1933 Act"), or which are otherwise not readily marketable. These securities are generally referred to as private placements or restricted securities. Limitations on the resale of such securities may have an adverse effect on their marketability, and may prevent the Portfolios from disposing of them promptly at reasonable prices. A Portfolio may have to bear the expense of registering such securities for resale and risk the substantive delays in effecting such registration. However, the Portfolios may avail themselves of recently adopted regulatory changes to the 1933 Act ("Rule 144A") which permit the Portfolios to purchase securities which have been privately placed and resell such securities to certain qualified institutional buyers without restriction. Since it is not possible to predict with assurance exactly how this market for restricted securities sold and offered under Rule 144A will develop, the Board of Trustees will carefully monitor the Portfolios' investments in these securities, focusing on such important factors, among others, as valuation, liquidity and availability of information. This investment practice could have the effect of increasing the level of illiquidity in the Portfolios to the extent that qualified institutional buyers become, for a time, uninterested in purchasing these restricted securities.

     Securities of foreign issuers often have not been registered in the U.S. Accordingly, if a Portfolio wishes to sell unregistered foreign securities in the U.S. it will avail itself of Rule 144A.

     FOREIGN CURRENCY TRANSACTIONS. When a Portfolio agrees to purchase or sell a security in a foreign market it will generally be obligated to pay or entitled to receive a specified amount of foreign currency and will then generally convert dollars to that currency in the case of a purchase or that currency to dollars in the case of a sale. The Portfolios will conduct their foreign currency exchange transactions either on a spot basis (i.e., cash) at the spot rate prevailing in the foreign currency exchange market, or through entering into forward foreign currency contracts ("forward contracts") to purchase or sell foreign currencies. A Portfolio may enter into forward contracts in order to lock in the U.S. dollar amount it must pay or expects to receive for a security it has agreed to buy or sell. A Portfolio may also enter into forward currency contracts with respect to the Portfolio's portfolio positions when it believes that a particular currency may change unfavorably compared to the U.S. dollar. A forward contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract. These contracts are traded in the interbank market conducted directly between currency traders (usually large, commercial banks) and their customers. A forward contract generally has no deposit requirement, and no commissions are charged at any stage for trades.

     A Portfolio will segregate on its books, U.S. Government securities or debt securities in a separate account of the Portfolio in an amount equal to the value of the Portfolio's total assets committed to the consummation of any such contract in such account. If, rather than cash, portfolio securities are used to secure such a forward contract, on the settlement of the forward contract for delivery by the Portfolio of a foreign currency, the Portfolio may either sell the portfolio security and make delivery of the foreign currency, or it may retain the security and terminate its contractual obligation to deliver the foreign currency by purchasing an "offsetting" contract obligating it to purchase, on the same settlement date, the same amount of foreign currency.

     The Portfolios may effect currency hedging transactions in foreign currency futures contacts, exchange-listed and over-the-counter call and put options on foreign currency futures contracts and on foreign currencies. The use of forward futures or options contracts will not eliminate fluctuations in the underlying prices of the securities which the Portfolios own or intend to purchase or sell. They simply establish a rate of exchange for a future point in time. Additionally, while these techniques tend to minimize the risk of loss due to a decline in the value of the hedged currency, their use tends to limit any potential gain which might result from the increase in value of such currency. In addition, such transactions involve costs and may result in losses.

     Although each Portfolio value its assets in terms of U.S. dollars, it does not intend to convert its holdings of foreign currencies to U.S. dollars on a daily basis. It will, however, do so from time to time, and investors should be aware of the costs of currency conversion. Although foreign exchange dealers do not charge a fee for conversion, they do realize a profit based on the spread between the prices at which they are buying and selling various currencies. Thus, a dealer may offer to sell a foreign currency to the Portfolio at one rate, while offering a lesser rate of exchange should the Portfolio desire to resell that currency to the dealer.

     The transactions described in this section may also give risk to certain Federal income tax consequences described below under the heading "Certain Tax Considerations."

     ADDITIONAL RISKS. Securities in which the Portfolios may invest are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors and shareholders, such as the federal Bankruptcy Code, and laws, if any, which may be enacted by Congress or the state legislatures extending the time for payment of principal or interest, or both or imposing other constraints upon enforcement of such obligations.

     RATINGS OF CORPORATE AND MUNICIPAL DEBT OBLIGATIONS. Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Corporation ("S&P") and Fitch Municipal Division ("Fitch") are private services that provide ratings of the credit quality of debt obligations, including issues of corporate and municipal securities. A description of the range of ratings assigned to corporate and municipal securities by Moody's, S&P and Fitch is included in Appendix A to this Statement of Additional Information. The Investment Quality Bond Portfolio and the Municipal Bond Portfolio may use these ratings in determining whether to purchase, sell or hold a security. These ratings represent Moody's, S&P's and Fitch's opinions as to the quality of the securities that they undertake to rate. It should be emphasized, however, that ratings are general and are not absolute standards of quality. Consequently, securities with the same maturity, interest rate and ratings may have different market prices. Subsequent to its purchase by the Investment Quality Bond Portfolio or the Municipal Bond Portfolio, an issue of securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Portfolio. The Advisers to the Municipal Bond Portfolio and the Investment Quality Bond Portfolio will consider such an event in determining whether the Portfolio should continue to hold the obligation but will dispose of such securities in order to limit the holdings of debt securities rated below investment grade to less than 5% of the assets of the respective Portfolio.

     Opinions relating to the validity of municipal securities and to the exemption of interest thereon from federal income tax (and also, when available, from the federal alternative minimum tax) are rendered by bond counsel to the issuing authorities at the time of issuance. Neither the Municipal Bond Portfolio nor the Portfolio's Adviser will review the proceedings relating to the issuance of municipal securities or the basis for such opinions. An issuer's obligations under its municipal securities are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors (such as the federal bankruptcy laws) and federal, state and local laws that may be enacted to extend the time for payment of principal or interest, or both, or to impose other constraints upon enforcement of such obligations. There also is the possibility that, as a result of litigation or other conditions, the power or ability of issuers to meet their obligations for the payment of principal of an interest on their municipal securities may be materially adversely affected.

     MUNICIPAL NOTES. For liquidity purposes, pending investment in municipal bonds, or on a temporary or defensive basis due to market conditions, the Municipal Bond Portfolio may invest in tax-exempt short-term debt obligations (maturing in one year or less). These obligations, known as "municipal notes," include tax, revenue and bond anticipation notes, construction loan notes and tax-exempt commercial paper which are issued to obtain funds for various public purposes; the interest from these Notes is also exempt from federal income taxes. The Municipal Bond Portfolio will limit its investments in municipal notes to those which are rated, at the time of purchase, within the two highest grades assigned by Moody's or the two highest grades assigned by S&P or Fitch, or if unrated, which are of comparable quality in the opinion of the Adviser.

     MUNICIPAL BONDS. Municipal bonds include debt obligations of a state, a territory, or a possession of the United States, or any political subdivision thereof (e.g., countries, cities, towns, villages, districts, authorities) or the District of Columbia issued to obtain funds for various purposes, including the construction of a wide range of public facilities such as airports, bridges, highways, housing, hospitals, mass transportation, schools, streets and water and sewer works. Other public purposes for which municipal bonds may be issued include the refunding of outstanding obligations, obtaining funds for general operating expenses and the obtaining of funds to loan to public or private institutions for the construction of facilities such as education, hospital and housing facilities. In addition, certain types of private activity bonds may be issued by or on behalf of public authorities to obtain funds to provide privately-operated housing facilities, sports facilities, convention or trade show facilities, airport, mass transit, port or parking facilities, air or water pollution control facilities and certain local facilities for water supply, gas, electricity or sewage or solid waste disposal. Such obligations are included within the term municipal bonds if the interest paid thereon is at the time of issuance, in the opinion of the issuer's bond counsel, exempt from federal income tax. The current federal tax laws, however, substantially limit the amount of such obligations that can be issued in each state.

     The two principal classifications of municipal bonds are "general obligation" and limited obligation or "revenue" bonds. General obligation bonds are secured by the issuer's pledge of its faith, credit and taxing power for the payment of principal and interest, whereas revenue bonds are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise tax or other specific revenue source. Private activity bonds that are municipal bonds are in most cases revenue bonds and do not generally constitute the pledge of the credit of the issuer of such bonds. The credit quality of private activity revenue bonds is usually directly related to the credit standing of the industrial user involved. There are, in addition, a variety of hybrid and special types of municipal obligations as well as numerous differences in the collateral security of municipal bonds, both within and between the two principal classifications described above.

                             INVESTMENT RESTRICTIONS

     FUNDAMENTAL POLICIES. The Trust on behalf the each Portfolio has adopted certain investment restrictions. Each Portfolio may not, with respect to 75% of its total assets taken at market value, invest more than 5% of its total assets in the securities of any one issuer, except U.S. Government Securities, or acquire more than 10% of any class of the outstanding voting securities of any one issuer. In addition, except as described above with respect to the Municipal Bond Portfolio, each Portfolio may not invest 25% or more of its total assets in securities of issuers in any one industry. The Trust on behalf of a Portfolio may borrow money as a temporary measure from banks in an aggregate amount not exceeding one-third of the value of the Portfolio's total assets to meet redemptions and for other temporary or emergency purposes not involving leveraging. A Portfolio may not purchase securities while borrowings exceed 5% of the value of the Portfolio's assets. The Portfolios each may purchase securities which are not registered under the 1933 Act but which can be sold to "qualified institutional buyers" in accordance with Rule 144A under the 1933 Act. Any such security will not be considered illiquid so long as it is determined by the Board of Trustees or the Portfolio's Adviser, acting under guidelines approved and monitored by the Board, which has the ultimate responsibility for any determination regarding liquidity, that an adequate trading market exists for that security. This investment practice could have the effect of increasing the level of illiquidity in each of the Portfolios during any period that qualified institutional buyers become uninterested in purchasing these restricted securities. The ability to sell to qualified institutional buyers under Rule 144A is a recent development and it is not possible to predict how this market will develop. The Board will carefully monitor any investments by each of the Portfolios in these securities.

     The following are also fundamental policies and cannot be changed without the vote of a majority of the outstanding voting securities of that Portfolio, as defined in the 1940 Act. Such a majority is defined as the lesser of (a) 67% or more of the shares of the Portfolio present at a meeting of shareholders of the Trust, if the holders of more than 50% of the outstanding shares of the Portfolio are present or represented by proxy or (b) more than 50% of the outstanding shares of the Portfolio. For purposes of the following restrictions and those contained in the Prospectus: (i) all percentage limitations apply immediately after a purchase or initial investment; and (ii) any subsequent change in any applicable percentage resulting from market fluctuations or other changes in the amount of total assets does not require elimination of any security from a Portfolio.

     Under these additional restrictions, each Portfolio cannot: (a) invest in physical commodities or physical commodity contracts or speculate in financial commodity contracts or speculate in financial commodity contracts, but all Portfolios are authorized to purchase and sell financial futures contracts and options on such futures contracts exclusively for hedging and other non-speculative purposes to the extent specified in the Prospectus; (b) invest in real estate or real estate limited partnerships (direct participation programs); however, each Portfolio may purchase securities of issuers which engage in real estate operations and securities which are secured by real estate or interests therein; (c) underwrite securities of other companies except in so far as the Portfolio may be deemed to be an underwriter under the 1933 Act in disposing of a security; (d) purchase warrants if as a result the Portfolio would then have either more than 5% of its total assets (determined at the time of investment) invested in warrants or more than 2% of its total assets invested in warrants not listed on the New York or American Stock Exchange; (e) pledge its assets or assign or otherwise encumber its assets in excess of 33 1/3% of its net assets (taken at market value at the time of pledging) and then only to secure borrowings effected within the limitations set forth in the Prospectus;
(f) issue senior securities as defined in the 1940 Act except insofar as the Portfolio may be deemed to have issued a senior security by reason of: (i) entering into a repurchase agreement; (ii) borrowing money in accordance with restrictions described above; or (iii) lending Portfolio securities; and (g) make loans to any person or individual except that Portfolio securities may be loaned by all Portfolios within the limitations set forth in the Prospectus.

     In addition, each Portfolio may not, with respect to 75% of its assets, invest more than 5% of the value of its total assets in the securities of any one issuer.

     Furthermore, the Municipal Bond Portfolio will normally invest at least 80% of its assets in securities that pay interest exempt from federal income taxes.

     The investment restrictions listed above as well as the Portfolio's investment objectives are fundamental policies and, accordingly, may not be changed with respect to any Portfolio without the approval of a majority of the outstanding shares of that Portfolio, as defined in the 1940 Act.

     NON-FUNDAMENTAL POLICIES. The following policies may be changed by the Board of Trustees without shareholder approval. A Portfolio will not invest more than 15% (10% with respect to the U.S. Government Money Market Portfolio) of the value of its net assets in securities that are illiquid, including certain government stripped mortgage related securities, repurchase agreements maturing in more than seven days and that cannot be liquidated prior to maturity and securities that are illiquid by virtue of the absence of a readily available market. Securities that have legal or contractual restrictions on resale but have a readily available market are deemed not illiquid for this purpose. In addition, each portfolio cannot: (a) purchase securities on margin (except for such short-term loans as are necessary for the clearance of purchases of Portfolio securities) or make short sales of securities except "against the box" (collateral arrangements in connection with transactions in futures and options are not deemed to be margin transactions); (b) invest for the purpose of exercising control or management of another company.

     The following policies are non-fundamental but require a notice to shareholders at least 60 days' prior to any change of such policies: (a) the Investment Quality Bond Portfolio will normally invest at least 80% of its assets in investment grade fixed-income securities or in non-rated securities considered by the Adviser to be of comparable quality; (b) the Large Capitalization Value Portfolio will normally invest at least 80% of its assets in a diversified portfolio of common stocks and securities convertible into common stocks of issuers with total market capitalizations of $1 billion or greater at the time of purchase; (c) the Large Capitalization Growth Portfolio will normally invest at least 80% of its assets in a diversified portfolio of common stocks and securities convertible into common stocks of issuers with total market capitalizations of $3 billion or more; (d) the Small Capitalization Portfolio will normally invest at least 80% of its assets in common stocks of companies whose stock market capitalizations fall within the range of capitalizations in the Russell 2000 Index; and (e) the International Equity Portfolio will normally invest at least 80% of its assets in the equity securities of companies located outside of the United States.

                       PRINCIPAL HOLDERS OF SECURITIES AND
                        CONTROL PERSONS OF THE PORTFOLIOS

     The following persons owned 5% or more of the outstanding Class B Shares of the U.S. Government Portfolio as of December 3, 2001: Jonathan Ornstein, 4840 East Grandview Lane, Phoenix, AZ 85018-1810 - 48.00%; State Street Bank & Trust Co., Cust. for the IRA R/O FBO Colleen M. Olson, P.O. Box 322, Downey, ID 83234-0322 - 9.62%; First Clearing Corporation, A/C 3678-3444, Jacqueline A. Goldberg, 1870 Worcester Avenue, Saint Paul, MN 55116-2627 - 7.80%; MJK Clearing Inc. FBO Midwest Consolidators International Inc., 5500 Wayzata Boulevard Suite 600, Minneapolis, MN 55416-1263 - 7.78%; MJK Clearing Inc. FBO, Midwest Consolidators International Inc., 5500 Wayzata Boulevard, Suite 600, Minneapolis, MN 55416-1263 - 9.24%; MJK Clearing Inc, FBO Mark & Patricia Haywood JT TEN, 5500 Wayzata Boulevard, Suite 600, Minneapolis, MN 55416-1263 - 5.20%. The following persons owned 5% or more of the outstanding Class C Shares of the U.S. Government Portfolio as of December 3, 2001: State Street Bank & Trust Co., Cust. for the IRA of FBO Stanley Prowler, 139 East 63rd Street, New York, NY 10021-7408 - 11.11%; State Street Bank & Trust Co., Cust. for the IRA of FBO Herbert L. Collier, 8201 East Kalil Drive, Scottsdale, AZ 85260-5736 - 28.11%; Herbert L. & Sharon L. Collier JT TR, U/A DTD 6/27/2000, 8201 East Kalil Drive, Scottsdale, AZ 85260-5736 - 15.83%. The following persons owned 5% or more of the outstanding Class B Shares of the Investment Quality Bond Portfolio as of December 3, 2001: Jonathan Ornstein, 4840 East Grandview Lane, Phoenix, AZ 85018-1810 - 16.21%; NFSC FEBO #PKS-082716, Josephine Spaulding, 11 Indian Maiden Pass, Altamont, NY 12009-6100 - 8.46%; NFSC FEBO #PKS-006459, NFSC/FMTC IRA Rollover, FBO Judy Rae Banker, 9 Jenkins Road, Burnt Hills, NY 12027-9727 - 17.57%; MJK Clearing Inc. FBO Midwest Consolidators International Inc., 5500 Wayzata Boulevard, Suite 600, Minneapolis, MN 55416-1263 - 12.27%; MJK Clearing Inc. FBO Midwest Consolidators International Inc., 5500 Wayzata Boulevard, Suite 600, Minneapolis, MN 55416-1263 - 7.00%; NFSC FEBO #PKS-081280, Joseph DeFranco II, Barbara DeFranco, 11 Indian Maiden Pass, Altamont, NY 12009-6100 - 5.17%. The following persons owned 5% or more of the outstanding Class C Shares of the Investment Quality Bond Portfolio as of December 3, 2001: State Street Bank & Trust Co., Cust. for the IRA of FBO Herbert L. Collier, 8201 East Kalil Drive, Scottsdale, AZ 85260-5736 - 18.40%; Anna M. Grubbs, 204 Wiley Road, P.O. Box 311, Douglas, MI 49406-0311 - 5.83%; Donaldson Lufkin Jenrette Securities

Corporation Inc., P.O. Box 2052, Jersey City, NJ 07303-2052 - 5.36%. The following persons owned 5% or more of the outstanding Class I Shares of the Municipal Bond Portfolio as of December 3, 2001: Lewco Securities Corp., FBO A/C #H35-101895-7-01, 34 Exchange Place, 4th Floor, Jersey City, NJ 07302-3885 - 6.46%. The following persons owned 5% or more of the outstanding Class B Shares of the Municipal Bond Portfolio as of December 3, 2001: NFSC FEBO #HDM-427349, Margaret Wallingford TTEE, Otto H. Wallingford Family Trust, U/W 6/16/00, 380 Youngs Corner Road, Auburn, ME 04210-8537 - 58.80%; MJK Clearing Inc. FBO Mark & Patricia Haywood JT TEN, 5500 Wayzata Boulevard, Suite 600, Minneapolis, MN 55416-1263 - 39.78%. The following persons owned 5% or more of the outstanding Class C Shares of the Municipal Bond Portfolio as of December 3, 2001: Gabriel
F. Gargiulo, 1285A Silas Deane Highway PMB290, Wethersfield, CT 06109-4302 - 5.35%; Pauline Frederick, 25-C Esquire Drive, Manchester, CT 06040-1409 - 5.62%; Herbert L. Collier TTEE, Sharon L. Collier TTEE, Herbert L. & Sharon L. Collier JT TR, U/A DTD 6/27/2000, 8201 East Kalil Drive, Scottsdale, AZ 85260-5736 - 71.62%; Elizabeth G. Engelbrecht, 520 South Cherry Street, Paxton, IL 60957-1602
- 11.22%. The following persons owned 5% or more of the outstanding Class C Shares of the Large Capitalization Value Portfolio as of December 3, 2001: State Street Bank & Trust Co., Cust. For the IRA of FBO Herbert L. Colllier, 8201 East Kalil Drive, Scottsdale, AZ 85260-5736 - 5.32%; CIBC World Markets Corp., FBO 028-15798-13, P.O. Box 3484, Church Street Station, New York, NY 10008-3484 - 5.04%. The following persons owned 5% or more of the outstanding Class B Shares of the Large Capitalization Growth Portfolio as of December 3, 2001: NFSC FEBO # PKS-006793, Gerald D. Arzoumanian, 26 Danielwood Drive, Loudonville, NY 12211-1512 - 6.33%. The following persons owned 5% or more of the outstanding Class I Shares of the Small Capitalization Portfolio as of December 3, 2001:
Northern Trust Co. as Cust. FBO, American Medical Association Pension Plan, P.O. Box 92956, Chicago, IL 60675-2956 - 25.91%. The following persons owned 5% or more of the outstanding Class B Shares of the Small Capitalization Portfolio as of December 3, 2001: Scott & Stringfellow Cust. FBO Marlene G. Young SEPIRA, Bin # 874749041, 120 Barclay Court, Peachtree City, GA 30269-4052 - 7.91%; Scott &
Stringfellow Cust. FBO Jonathan F. Young IRA, Bin # 874749121, 620 Barclay Court, Peachtree City, GA 30269 - 5.26%; Jonathan Ornstein, 4840 East Grandview Lane, Phoenix, AZ 85018-1810 - 7.86%; NFSC FEBO # PKS-006807, NFSC/FMTC IRA FBO Gerald D. Arzoumanian, 26 Danielwood Drive, Loudonville, NY 12211-1512 - 10.16%; MJK Clearing Inc. FBO, Midwest Consolidators International Inc., 5500 Wayzata Boulevard, Suite 600, Minneapolis, MN 55416-1263 - 5.71%; MJK Clearing Inc. FBO Midwest Consolidators International Inc., 5500 Wayzata Boulevard, Suite 600, Minneapolis, MN 55416-1263 - 5.51%. The following persons owned 5% or more of the outstanding Class C Shares of the Small Capitalization Portfolio as of December 3, 2001: CIBC World Markets Corp., FBO 028-15798-13, P.O. Box 3484, Church Street Station, New York, NY 10008-3484 - 12.98%; CIBC World Markets Corp., FBO 327-14554-16, P.O. Box 3484, Church Street Station, New York, NY 10008-3484 - 9.02%; Donaldson Lufkin Jenrette Securities Corporation Inc., P.O. Box 2052, Jersey City, NJ 07303-2052 - 5.04%. The following persons owned 5% or more of the outstanding Class B Shares of the International Equity Portfolio as of December 3, 2001: Scott & Stringfellow Cust., FBO Marlene G. Young SEPIRA, Bin # 874749041, 120 Barclay Court, Peachtree City, GA 30269-4052 - 7.78%; MJK Clearing Inc. FBO Midwest Consolidators International Inc., 5500 Wayzata Boulevard, Suite 600, Minneapolis, MN 55416-1263 - 7.95%; MJK Clearing Inc. FBO Midwest Consolidators International Inc., 5500 Wayzata Boulevard, Suite 600, Minneapolis, MN 55416-1263 - 6.49%. The following persons owned 5% or more of the outstanding Class C Shares of the International Equity Portfolio as of December 3, 2001: CIBC World Markets Corp., FBO 028-15798-13, P.O. Box 3484,

Church Street Station, New York, NY 10008-3484 - 11.87%; CIBC World Markets Corp., FBO 327-14554-16, P.O. Box 3484, Church Street Station, New York, NY 10008-3484 - 8.25%.

                              TRUSTEES AND OFFICERS

     The trustees and executive officers of the Trust, and their principal occupations during the past five years, are set forth below. Trustees who are "interested persons," as defined in the 1940 Act, are denoted by an asterisk. As of December 3, 2001, the trustees and officers of the Trust as a group owned less than 1% of the outstanding shares of each Portfolio.

Bruce E. Ventimiglia,
President, CEO, and Chairman of the Board of Trustees*
1501 Franklin Avenue
Mineola, NY 11501
Age 46

Chairman, President and Chief Executive Officer of Saratoga Capital Management; prior thereto, Senior Vice President of Oppenheimer Capital and OpCap Advisers; Senior Vice President of Prudential Securities, Inc.

Patrick H. McCollough, Trustee
One Michigan Avenue Building
120 North Washington Square
Lansing, Michigan 48933
Age 59

Partner with the law firm of Kelley Cawthorne since 1987; Michigan State Senator from 1971 to 1978 and 1982 to 1986.

Udo W. Koopmann, Trustee
11500 Governor's Drive
Chapel Hill, NC  27514
Age 59

President, the CapCo Group, LLC; prior thereto, Chief Financial and Administrative Executive of the North American subsidiary of Klockner and Company AG, a multi-national company; member of National Committee of Steel Service Centre Institute.

Floyd E. Seal, Trustee
7565 Industrial Court
Alpharetta, GA  30004
Age 51

Chief Executive Officer and 50% owner of TARAHILL, INC., d.b.a. Pet Goods Manufacturing & Imports, Alpharetta, GA; Partner of S&W Management, Gwinnet, GA.

Stephen Ventimiglia, Vice President and Secretary*
1501 Franklin Avenue
Mineola, NY  11501
Age 45

Vice Chairman and Chief Investment Officer of Saratoga Capital Management; prior thereto, he was First Vice President and Senior Portfolio Manager of Prudential Securities, Inc.

William P. Marra, Treasurer
1501 Franklin Avenue
Mineola, NY 11501
Age 50

Chief Financial Officer of Saratoga Capital Management since 1997; prior thereto, he was an Account Representative at MetLife, 1995-1997; various positions held at Prudential Securities from 1978-1994.

     REMUNERATION OF OFFICERS AND TRUSTEES. All of the above officers of the Trust are officers of Saratoga Capital Management and all officers of the Trust receive no salary or fee from the Trust. The Trustees are compensated per regular meeting attended according to the Portfolio asset level on the last business day of the quarter based on the following schedule. For special meetings of the board, Trustees receive only the meeting fee based on the following schedule.

PORTFOLIO ASSET LEVEL            PORTFOLIO FEE                MEETING FEE
---------------------            -------------                -----------
    < $25 Million                    $0.00                       $0.00
  $25 < $50 Million                 $437.50                     $250.00
    > $50 Million                   $875.00                     $250.00

The Trustees also receive $100 per Portfolio for each committee meeting attended for each Portfolio that has assets of at least $25 million. The following table sets forth the aggregate compensation paid by the Trust to each of the Trustees for the year ended August 31, 2001.

                                              AGGREGATE COMPENSATION
               NAME OF TRUSTEE                     FROM THE TRUST
               ---------------                     --------------
            Bruce E. Ventimiglia                         $0
            Patrick H. McCollough                      $24,700
               Udo W. Koopmann                         $24,700
                Floyd E. Seal                          $24,700

                          MANAGEMENT AND OTHER SERVICES

         The manager of the Trust is Saratoga Capital Management ("Saratoga" or the "Manager"), 1501 Franklin Avenue, Mineola, New York 11501. Pursuant to the Management Agreement with the Trust (the "Management Agreement"), Saratoga, subject to the supervision of the Trustees and in conformity with the stated policies of the Trust, manages the operations of the Trust and reviews the performance of the Advisers, and makes recommendations to the Trustees with respect to the retention and renewal of contracts.

         The following table sets forth the annual management fee rates payable by each Portfolio to Saratoga pursuant to the Management Agreement, expressed as a percentage of the Portfolio's average daily net assets:

                                                                   TOTAL
                                                                 MANAGEMENT
                        PORTFOLIO                                   FEE
                        ---------                                   ---

Large Capitalization Growth Portfolio                              0.65%
Large Capitalization Value Portfolio                               0.65%
Small Capitalization Portfolio                                     0.65%
International Equity Portfolio                                     0.75%
Investment Quality Bond Portfolio                                  0.55%
Municipal Bond Portfolio                                           0.55%
U.S. Government Money Market Portfolio                            0.475%

     The fee is computed daily and payable monthly. Currently, the Manager is voluntarily limiting expenses of the Portfolios as follows: for Class I Shares -- 1.125% with respect to U.S. Government Money Market Portfolio, 1.20% with respect to Investment Quality Bond Portfolio, 1.20% with respect to Municipal Bond Portfolio, 1.30% with respect to Large Capitalization Value Portfolio, 1.30% with respect to Large Capitalization Growth Portfolio, 1.30% with respect to Small Capitalization Portfolio and 1.40% with respect to International Equity

Portfolio; for each of Class B and Class C Shares -- 2.125% with respect to U.S. Government Money Market Portfolio, 2.20% with respect to Investment Quality Bond Portfolio, 2.20% with respect to Municipal Bond Portfolio, 2.30% with respect to Large Capitalization Value Portfolio, 2.30% with respect to Large Capitalization Growth Portfolio, 2.30% with respect to Small Capitalization Portfolio and 2.40% with respect to International Equity Portfolio. For the year ended August 31, 1999, the Manager voluntarily waived all of its management fees in the amount of $60,077 and assumed $3,027 in other operating expenses for Municipal Bond Portfolio. The Manager also voluntarily waived $17,055; $32,279; $9,858; $2,113 and $8,784 in management fees for Large Capitalization Value, Small Capitalization, International Equity, Investment Quality Bond and U.S. Government Money Market Portfolios respectively, for the year ended August 31, 1999. The Manager did not waive any fees for Large Capitalization Growth Portfolio. For the year ended August 31, 2000, the Manager voluntarily waived $10,487, $11,138 and $58,261 in management fees for Large Capitalization Growth, Small Capitalization, and Municipal Bond Portfolios, respectively. For the year ended August 31, 2001, the Manager voluntarily waived $73,147, $25,018, $55,465 and $1,393 in management fees for Small Capitalization, International Equity, Municipal Bond and U.S. Government Money Market Portfolios, respectively.

     Expenses not expressly assumed by Saratoga under the Management Agreement or by Funds Distributor, Inc. under the Administration Agreement are paid by the Trust. Expenses incurred by a Portfolio are allocated among the various Classes of shares pro rata based on the net assets of the Portfolio attributable to each Class, except that 12b-1 fees relating to a particular Class are allocated directly to that Class. In addition, other expenses associated with a particular Class, except advisory or custodial fees, may be allocated directly to that Class, provided that such expenses are reasonably identified as specifically attributable to that Class, and the direct allocation to that Class is approved by the Trust's Board of Trustees. The fees payable to each Adviser pursuant to the Investment Advisory Agreements between each Adviser and Saratoga with respect to the Portfolios are paid by Saratoga. Under the terms of the Management Agreement, the Trust is responsible for the payment of the following expenses among others: (a) the fees payable to the Manager, (b) the fees and expenses of Trustees who are not affiliated persons of the Manager or the Trust's Advisers, (c) the fees and certain expenses of the Custodian and Transfer and Dividend Disbursing Agent, including the cost of maintaining certain required records of the Trust and of pricing the Trust's shares, (d) the charges and expenses of legal counsel and independent accountants for the Trust,
(e) brokerage commissions and any issue or transfer taxes chargeable to the Trust in connection with its securities transactions, (f) all taxes and corporate fees payable by the Trust to governmental agencies, (g) the fees of any trade association of which the Trust may be a member, (h) the cost of share certificates representing shares of the Trust, (i) the cost of fidelity and liability insurance, (j) the fees and expenses involved in registering and maintaining registration of the Trust and of its shares with the SEC, qualifying its shares under state securities laws, including the preparation and printing of the Trust's registration statements and prospectuses for such purposes, (k) all expenses of shareholders and Trustees' meetings (including travel expenses of trustees and officers of the Trust who are directors, officers or employees of the Manager or Advisers) and of preparing, printing and mailing reports, proxy statements and prospectuses to shareholders in the amount necessary for distribution to the shareholders and (l) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust's business.

     The Management Agreement provides that Saratoga will not be liable for any error of judgment or for any loss suffered by the Trust in connection with the matters to which the Management Agreement relates, except a loss resulting from willful misfeasance, bad faith, gross negligence or reckless disregard of duty. The Management Agreement will continue in effect for a period of more than one year from the date of execution only so long as such continuance is specifically approved at least annually in conformity with the 1940 Act. The Management Agreement was last approved by the Trustees of the Trust including all of the Trustees who are not parties to the contract or interested persons of any such party as defined in the 1940 Act on April 9, 2001, for a period of one year effective as of April 14, 2001.

     CODE OF ETHICS. The Portfolios, the Manager, the Advisers and Funds Distributor, Inc. have adopted codes of ethics pursuant to Rule 17j-1 under the 1940 Act with respect to their personnel with access to information about the purchase or sale of securities by the Portfolios. These codes are designed to protect the interests of the Portfolios' shareholders. While these codes contain provisions reasonably necessary to prevent personnel subject to the codes from engaging in unlawful conduct and require compliance review of securities transactions, they do not prohibit such personnel from investing in securities, including securities that may be purchased or held by the Portfolios so long as such investments are made pursuant to the code's requirements.

     ADMINISTRATION AGREEMENT. Funds Distributor, Inc. acts as the Trust's Administrator pursuant to an Administration Agreement which was approved by the Trust's trustees on September 1, 1999. The Administration Agreement will remain in effect for three years from the date of its effectiveness, September 21, 1999, and may be continued annually thereafter if approved in accordance with requirements of the 1940 Act. Prior to the Administration Agreement currently in effect, Unified Fund Services, Inc. served as the Trust's Administrator. For the year ended August 31, 1999, each Portfolio accrued the following amounts in administrative fees: U.S. Government Money Market, $30,261; Investment Quality Bond, $30,006; Municipal Bond, $9,230; Large Capitalization Value, $43,226; Large Capitalization Growth, $72,939; Small Capitalization, $22,662; and International Equity, $17,017. For the year ended August 31, 2000, each Portfolio accrued the following amounts in administrative fees: U.S. Government Money Market, $36,600; Investment Quality Bond, $29,280; Municipal Bond, $9,150; Large Capitalization Value, $51,240; Large Capitalization Growth, $80,520; Small Capitalization, $25,620; and International Equity, $18,300. For the year ended August 31, 2001, each Portfolio accrued the following amounts in administrative fees: U.S. Government Money Market, $36,500; Investment Quality Bond, $29,200; Municipal Bond, $9,125; Large Capitalization Value, $51,100; Large Capitalization Growth, $80,300; Small Capitalization, $25,550; and International Equity, $18,250.

                          INVESTMENT ADVISORY SERVICES

     Subject to the supervision and direction of the Manager and, ultimately, the Trustees, each Adviser manages the securities held by the Portfolio it serves in accordance with the Portfolio's stated investment objectives and policies, makes investment decisions for the Portfolio and places orders to purchase and sell securities on behalf of the Portfolio.

     The Advisory Agreements for the Portfolios were last approved by the Trustees, including a majority of the Trustees who are not parties to such contract or interested persons of any such parties, on April 9, 2001, for a period of one year effective as of April 14, 2001.

     Each Advisory Agreement provides that it will terminate in the event of its assignment (as defined in the 1940 Act). Each Advisory Agreement may be terminated by the Trust, Saratoga, or by vote of a majority of the outstanding voting securities of the Trust, upon written notice to the Adviser, or by the Adviser upon at least 100 days' written notice. Each Advisory Agreement provides that it will continue in effect for a period of more than one year from its execution only so long as such continuance is specifically approved at least annually in accordance with the requirements of the 1940 Act.

     Subject to the supervision and direction of the Manager and, ultimately, the Trustees, each Adviser's responsibilities are limited to managing the securities held by the Portfolio it serves in accordance with the Portfolio's stated investment objective and policies, making investment decisions for the Portfolio and placing orders to purchase and sell securities on behalf of the Portfolio.

     PLAN OF DISTRIBUTION. The Trust has adopted a Plan of Distribution pursuant to Rule 12b-1 under the 1940 Act (the "Plan") pursuant to which each Class, other than Class I, pays the Distributor or other entities compensation accrued daily and payable monthly at the annual rate of 1.0% of average daily net assets of Class B and Class C, respectively. The Distributor or other entities also receive the proceeds and contingent deferred sales charges imposed on certain redemptions of shares, which are separate and apart from payments made pursuant to the Plan.

     The Distributor has informed the Trust that a portion of the fees payable each year pursuant to the Plan equal to 0.25% of such Class's average daily net assets are currently each characterized as a "service fee" under the Rules of the National Association of Securities Dealers, Inc. (of which the Distributor is a member). The "service fee" is a payment made for personal service and/or the maintenance of shareholder accounts. The remaining portion of the Plan fees payable by a Class is characterized as an "asset-based sales charge" as defined in the aforementioned Rules of the Association.

     The Plan was adopted by a majority vote of the Board of Trustees, including all of the Trustees of the Trust who are not "interested persons" of the Trust (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of the Plan (the "Independent 12b-1 Trustees"), cast in person at a meeting called for the purpose of voting on the Plan, on October 9, 1998 and was last approved on April 9, 2001, effective as of April 26, 2001.

     Under the Plan and as required by Rule 12b-1, the Trustees receive and review promptly after the end of each calendar quarter a written report provided by the Distributor of the amounts extended by the Distributor or other entities under the Plan and the purpose for which such expenditures were made.

     The Plan may not be amended to increase materially the amount to be spent for the services described therein without approval of the shareholders of the affected Class or Classes of the Trust, and all material amendments of the Plan must also be approved by the Trustees in the manner described above. The Plan may be terminated at any time, without payment of any penalty, by vote of a majority of the Independent Trustees or by a vote of a majority of the outstanding voting securities of the Trust (as defined in the 1940 Act) on not more than thirty days' written notice to any other party to the Plan. So long as the Plan is in effect, the election and nomination of Independent Trustees shall be committed to the discretion of the Independent Trustees.

     At any given time, the expenses in distributing shares of each Portfolio may be in excess of the total of (i) the payments made by the Portfolio pursuant to the Plan, and (ii) the proceeds of CDSCs paid by investors upon the redemption of shares. For example, if $1 million in expenses in distributing shares of a Portfolio had been incurred and $750,000 had been received as described in (i) and (ii) above, the excess expense would amount to $250,000. Because there is not a requirement under the Plan that the Distributor or other entities be reimbursed for all distribution expenses or any requirement that the Plan be continued from year to year, such excess amount does not constitute a liability of the Portfolio. Although there is no legal obligation for the Portfolio to pay expenses incurred in excess of payments made to the Distributor under the Plan, and the proceeds of CDSCs paid by investors upon redemption of shares, if for any reason the Plan is terminated the Trustees will consider at that time the manner in which to treat such expenses. Any cumulative expenses incurred, but not yet recovered through distribution fees or CDSCs, may or may not be recovered through future distribution fees or CDSCs. If expenses in distributing shares are less than payments made for distributing shares, the Distributor or other entities will retain the full amount of the payments.

     PORTFOLIO TRANSACTIONS. Each Adviser is responsible for decisions to buy and sell securities, futures contracts and options thereon, the selection of brokers, dealers and futures commission merchants to effect the transactions and the negotiation of brokerage commissions, if any. As most, if not all, purchases made by the Income Portfolios are principal transactions at net prices, those made by the Income Portfolios are principal transactions at net prices, those

Portfolios pay no brokerage commissions; however, prices of debt obligations reflect mark-ups and mark-downs which constitute compensation to the executing dealer. Each Portfolio will pay brokerage commissions on transactions in listed options and equity securities. Prices of portfolio securities purchased from underwriters of new issues include a commission or concession paid by the issuer to the underwriter, and prices of debt securities purchased from dealers include a spread between the bid and asked prices. Each Adviser seeks to obtain prompt execution of orders at the most favorable net price. Transactions may be directed to dealers during the course of an underwriting in return for their brokerage and research services, which are intangible and on which no dollar value can be placed. There is no formula for such allocation. The research information may or may not be useful to one or more of the Portfolios and/or other accounts of the Advisers; information received in connection with directed orders of other accounts managed by the Advisers or its affiliates may or may not be useful to one or more of the Portfolios. Such information may be in written or oral form and includes information on particular companies and industries as well as market, economic or institutional activity areas. It serves to broaden the scope and supplement the research activities of the Advisers, to make available additional views for consideration and comparison, and to enable the Advisers to obtain market information for the valuation of securities held in a Portfolio's assets.

     Sales of shares of each Portfolio, subject to applicable rules covering the Distributor's activities in this area, will also be considered as a factor in the direction of portfolio transactions to dealers, but only in conformity with the price, execution and other considerations and practices discussed above. A Portfolio will not purchase any securities from or sell any securities to a broker that is affiliated with any of the Advisers (an "affiliated broker") that is acting as principal for its own account. Each of the Advisers currently serves as investment manager to a number of clients, including other investment companies, and may in the future act as investment manager or adviser to others. It is the practice of each Adviser to cause purchase or sale transactions to be allocated among the Portfolios and others whose assets it manages in such manner as it deems equitable. In making such allocations among the Portfolios and other client accounts, the main factors considered are the respective investment objectives, the relative size of Portfolio holdings of the same or comparable securities, the availability of cash for investment, the size of investment commitments generally held and the opinions of the persons responsible for managing the Portfolios of each Portfolio and other client accounts. When orders to purchase or sell the same security on identical terms are placed by more than one of the Portfolios and/or other advisory accounts managed by an Adviser or its affiliates, the transactions are generally executed as received, although a Portfolio or advisory account that does not direct trades to a specific broker ("free trades") usually will have its order executed first. Purchases are combined where possible for the purpose of negotiating brokerage commissions, which in some cases might have a detrimental effect on the price or volume of the security in a particular transaction as far as the Portfolio is concerned. Orders placed by accounts that direct trades to a specific broker will generally be executed after the free trades. All orders placed on behalf of the Portfolio are considered free trades. However, having an order placed first in the market does not necessarily guarantee the most favorable price.

     Subject to the above considerations, an affiliated broker may act as a securities broker or futures commission merchant for the Trust. In order for an affiliate of an Adviser or Saratoga to effect any Portfolio transactions for the Trust, the commissions, fees or other remuneration received by an affiliated broker must be reasonable and fair compared to the commissions, fees or other remuneration paid to other brokers in connection with comparable transactions involving similar securities being purchased or sold during a comparable period of time. This standard would allow an affiliated broker to receive no more than the remuneration which would be expected to be received by an unaffiliated broker in a commensurate arm's-length transaction. Furthermore, the Trustees, including a majority of the Trustees who are not "interested" persons, have adopted procedures which are reasonably designed to provide that any commissions, fees or other remuneration paid to an affiliated broker are consistent with the foregoing standard.

     The following table presents information as to the allocation of brokerage commissions by the Portfolios of the Trust for the year ended August 31, 1999 to Oppenheimer & Co., Inc. ("OpCo"), which was an affiliated person of OpCap Advisers, and was considered an affiliated broker of the Trust during that time period.

                                          COMMISSIONS PAID          % OF TOTAL            % OF TOTAL DOLLAR
     PORTFOLIO              PERIOD             TO OPCO           COMMISSIONS PAID      AMOUNT OF TRANSACTIONS
     ---------              ------             -------           ----------------      ----------------------
Large Capitalization      Year ended           $1,210                  1.1%                     0.1%
       Value               8/31/99

                        DETERMINATION OF NET ASSET VALUE

     The net asset value per share for each class of shares of each Portfolio is determined each day the New York Stock Exchange (the "Exchange") is open, as of the close of the regular trading session of the Exchange that day (currently 4:00 p.m. Eastern Time), by dividing the value of a Portfolio's net assets by the number of its shares outstanding.

     The Exchange's most recent annual announcement (which is subject to change) states that it will close on New Year's Day, Dr. Martin Luther King, Jr. Day, President's Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas Day. It may also close on other days.

     Securities listed on a national securities exchange or designated national market system securities are valued at the last reported sale price on that day, or, if there has been no sale on such day or on the previous day on which the Exchange was open (if a week has not elapsed between such days), then the value of such security is taken to be the reported bid price at the time as of which the value is being ascertained. Securities actively traded in the over-the-counter market but not designated as national market system securities are valued at the last quoted bid price. Any securities or other assets for which current market quotations are not readily available are valued at their fair value as determined in good faith under procedures established by and under the general supervision and responsibility of the Trust's Board of Trustees. The value of a foreign security is determined in its national currency and that value is then converted into its US dollar equivalent at the foreign exchange rate in effect on the date of valuation.

     The Trust's Board of Trustees has approved the use of nationally recognized bond pricing services for the valuation of each Portfolio's debt securities. The services selected create and maintain price matrices of U.S. Government and other securities from which individual holdings are valued shortly after the close of business each trading day. Debt securities not covered by the pricing services are valued upon bid prices obtained from dealers who maintain an active market therein or, if no readily available market quotations are available from dealers, such securities (including restricted securities and OTC options) are valued at fair value under the Board's procedures. Short-term (having a maturity of 60 days or less) debt securities are valued at amortized cost.

     Puts and calls are valued at the last sales price therefor, or, if there are no transactions, at the last reported sales price that is within the spread between the closing bid and asked prices on the valuation date. Futures are valued based on their daily settlement value. When a Portfolio writes a call, an amount equal to the premium received is included in the Portfolio Statement of Assets and Liabilities as an asset, and an equivalent deferred credit is included in the liability section. The deferred credit is adjusted ("marked-to-market") to reflect the current market value of the call. If a call written by a Portfolio is exercised, the proceeds on the sale of the underlying securities are increased by the premium received. If a call or put written by a Portfolio expires on its stipulated expiration date or if a Portfolio enters into a closing transaction, it will realize a gain or loss depending on whether the premium was more or less than the transaction costs, without regard to unrealized appreciation or depreciation on the underlying securities. If a put held by a Portfolio is exercised by it, the amount the Portfolio receives on its sale of the underlying investment is reduced by the amount of the premium paid by the Portfolio.

     The U.S. Government Money Market Portfolio utilizes the amortized cost method in valuing its portfolio securities for purposes of determining the net asset value of the shares of the Portfolio. The Portfolio utilizes the amortized cost method in valuing its portfolio securities even though the portfolio securities may increase or decrease in market value, generally, in connection with changes in interest rates. The amortized cost method of valuation involves valuing a security at its cost adjusted by a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. While this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Portfolio would receive if it sold the instrument. During such periods, the yield to investors in the Portfolio may differ somewhat from that obtained in a similar company which uses mark to market values from all its portfolio securities. For example, if the use of amortized cost resulted in a lower (higher) aggregate portfolio value on a particular day, a prospective investor in the Portfolio would be able to obtain a somewhat higher (lower) yield than would result from investment in such a similar company and existing investors would receive less
(more) investment income. The purpose of this method of calculation is to facilitate the maintenance of a constant net asset value per share of $1.00.

     The Portfolio's use of the amortized cost method to value its portfolio securities and the maintenance of the per share net asset value of $1.00 is permitted pursuant to Rule 2a-7 of the 1940 Act (the "Rule"), and is conditioned on its compliance with various conditions including: (a) the Trustees are obligated, as a particular responsibility within the overall duty of care owed to the Portfolio's shareholders, to establish procedures reasonably designed, taking into account current market conditions and the Portfolios investment objectives, to stabilize the net asset value per share as computed for the purpose of distribution and redemption at $1.00 per share; (b) the procedures include (i) calculation, at such intervals as the Trustees determine are appropriate and as are reasonable in light of current market conditions, of the deviation, if any, between net asset value per share using amortized cost to value portfolio securities and net asset value per share based upon available market quotations with respect to such portfolio securities; (ii) periodic review by the Trustees of the amount of deviation as well as methods used to calculate it; and (iii) maintenance of written records of the procedures, the Trustees' considerations made pursuant to them and any actions taken upon such considerations; (c) the Trustees should consider what steps should be taken, if any, in the event of a difference of more than 1/2 of 1% between the two methods of valuation; and (d) the Trustees should take such action as they deem appropriate (such as shortening the average portfolio maturity, realizing gains or losses or as provided by the Agreement and Declaration of Trust, reducing the number of the outstanding shares of the Portfolio to eliminate or reduce to the extent reasonably practicable material dilution or other unfair results to investors or existing shareholders). Any reduction of outstanding shares will be effected by having each shareholder proportionately contribute to the Portfolio's capital the necessary shares that represent the amount of excess upon such determination. Each shareholder will be deemed to have agreed to such contribution in these circumstances by investment in the Portfolio.

     The Rule further requires that the Portfolio limit its investments to U.S. dollar-denominated instruments which the Trustees determine present minimal credit risks and which are Eligible Securities (as defined below). The Rule also requires the Portfolio to maintain a dollar-weighted average portfolio maturity (not more than 90 days) appropriate to its objective of maintaining a stable net asset value of $1.00 per share and precludes the purchase of any instrument with remaining maturity of more than thirteen months. Should the disposition of a Portfolio security result in a dollar-weighted average portfolio maturity of more than 90 days, the Portfolio would be required to invest its available cash in such a manner as to reduce such maturity to 90 days or less as soon as reasonably practicable.

     Generally, for purposes of the procedures adopted under the Rule, the maturity of a portfolio instrument is deemed to be the period remaining (calculated from the trade date or such other date on which the Portfolio's interest in the instrument is subject to market action) until the date noted on the face of the instrument as the date on which the principal amount must be paid, or in the case of an instrument called for redemption, the date on which the redemption payment must be made.

     A variable rate obligation that is subject to a demand feature is deemed to have a maturity equal to the longer of the period remaining until the next readjustment of the interest rate or the period remaining until the principal amount can be recovered through demand. A floating rate instrument that is subject to a demand feature is deemed to have a maturity equal to the period remaining until the principal amount can be recovered through demand.

     An Eligible Security is defined in the Rule to mean a security which: (a) has a remaining maturity of thirteen months or less; (b) (i) is rated in the two highest short-term rating categories by any two nationally recognized statistical rating organizations ("NRSROs") that have issued a short-term rating with respect to the security or class of debt obligations of the issuer, or (ii) if only one NRSRO has issued a short-term rating with respect to the security, then by that NRSRO; (c) was a long-term security at the time of issuance whose issuer has outstanding a short-term debt obligation which is comparable in priority and security and has a rating as specified in clause (b) above; or (d) if no rating is assigned by any NRSRO as provided in clauses (b) and (c) above, the unrated security is determined by the Board to be of comparable quality to any such rated security.

     As permitted by the Rule, the Trustees have delegated to the Portfolio's Adviser, subject to the Trustees' oversight pursuant to guidelines and procedures adopted by the Trustees, the authority to determine which securities present minimal credit risks and which unrated securities are comparable in quality to rated securities.

     If the Trustees determine that it is no longer in the best interests of the Portfolio and its shareholders to maintain a stable price of $1.00 per share, or if the Trustees believe that maintaining such price no longer reflects a market-based net asset value per share, the Trustees have the right to change from an amortized cost basis of valuation to valuation based on market quotations. The Trust will notify shareholders of any such change.

     The Portfolio will manage its portfolio in an effort to maintain a constant $1.00 per share price, but it cannot assure that the value of its shares will never deviate from this price. Since dividends from net investment income are declared and reinvested on a daily basis, the net asset value per share, under ordinary circumstances, is likely to remain constant. Otherwise, realized and unrealized gains and losses will not be distributed on a daily basis but will be reflected in the Portfolio's net asset value. The amounts of such gains and losses will be considered by the Trustees in determining the action to be taken to maintain the Trust's $1.00 per share net asset value. Such action may include distribution at any time of part or all of the then accumulated undistributed net realized capital gains, or reduction or elimination of daily dividends by an amount equal to part or all of the then accumulated net realized capital losses. However, if realized losses should exceed the sum of net investment income plus realized gains on any day, the net asset value per share on that day might decline below $1.00 per share. In such circumstances, the Trust may eliminate the payment of daily dividends for a period of time in an effort to restore the Trust's $1.00 per share net asset value. A decline in prices of securities could result in significant unrealized depreciation on a mark-to-market basis. Under these circumstances the Portfolio may reduce or eliminate the payment of dividends and utilize a net asset value per share as determined by using available market quotations or reduce the number of its shares outstanding.

                  PORTFOLIO YIELD AND TOTAL RETURN INFORMATION

     CURRENT YIELD AND EFFECTIVE YIELD. The Trust may from time to time advertise the current yield and effective annual yield of the U.S. Government Money Market Portfolio calculated over a 7-day period. The yield quoted will be the simple annualized yield for an identified seven calendar day period. The yield calculation will be based on a hypothetical account having a balance of exactly one share at the beginning of the seven-day period. The base period return will be the change in the value of the hypothetical account during the seven-day period, including dividends declared on any shares purchased with dividends on the share but excluding any capital changes. The yield will vary as interest rates and other conditions affecting money market instruments change. Yield also depends on the quality, length of maturity and type of instruments in the Portfolio, and its operating expenses. The Portfolio may also prepare an effective annual yield computed by compounding the unannualized seven-day period return as follows: by adding 1 to the unannualized 7-day period return, raising the sum to a power equal to 365 divided by 7, and subtracting 1 from the result.

                                                         365/7
               Effective Yield = [(base period return +1)     ] -1

OTHER PORTFOLIOS

     YIELDS. Yield information may be useful to investors in reviewing a Portfolio's performance. However, a number of factors should be considered before using yield information as a basis for comparison with other investments. An investment in any of the Portfolios of the Trust is not insured; yield is not guaranteed and normally will fluctuate on a daily basis. The yield for any given past period is not an indication or representation of future yields or rates of return. Yield is affected by Portfolio quality, Portfolio maturity, type of instruments held and operating expenses. When comparing a Portfolio's yield with that of other investments, investors should understand that certain other investment alternatives such as money-market instruments or bank accounts provide fixed yield and also that bank accounts may be insured.

     The Trust may from time to time advertise the yield of a Portfolio as calculated over a 30-day period. This yield will be computed by dividing the Trust's net investment income per share earned during this 30-day period by the maximum offering price per share on the last day of this period. The average number of shares used in determining the net investment income per share will be the average daily number of shares outstanding during the 30-day period that were eligible to receive dividends. In accordance with regulations of the Securities and Exchange Commission, income will be computed by totaling the interest earned on all debt obligations during the 30-day period and subtracting from that amount the total of all expenses incurred during the period, which include management and distribution fees. The 30-day yield is then annualized on a bond-equivalent basis assuming semi-annual reinvestment and compounding of net investment income, as described in the Prospectus. Yield is calculated according to the following formula:

                   ------------------------------------------
                                              6
                             YIELD = 2[(x + 1) - 1]
                                        --
                                        cd
                   ------------------------------------------

Where:

x = daily net investment income, based upon the subtraction of daily accrued expenses from daily accrued income of the Portfolio. Income is accrued daily for each day of the indicated period based upon yield-to-maturity of each obligation held in the Portfolio as of the day before the beginning of any thirty-day period or as of contractual settlement date for securities acquired during the period. Mortgage and other receivables-backed securities calculate income using coupon rate and outstanding principal amount.

c = the average daily number of shares outstanding during the period that were entitled to receive dividends.

d =  the maximum offering price per share on the last day of the period.

     Yield does not reflect capital gains or losses, non-recurring or irregular income. Gain or loss attributable to actual monthly paydowns on mortgage or other receivables-backed obligations purchased at a discount or premium is reflected as an increase or decrease in interest income during the period.

     TAX EQUIVALENT YIELD is computed by dividing that portion of the current yield (computed as described above) which is tax exempt by 1 minus a stated tax rate and adding the quotient to that portion, if any, of the yield of the Portfolio that is not tax exempt.

                                                 E
                      TAX EQUIVALENT YIELD = ---------- + t
                                                1-P

                                               Where: E = tax exempt yield
                                                      P = stated income tax rate
                                                      t = taxable yield

The Municipal Bond Portfolio may advertise tax-equivalent yields at varying assumed tax rates.

     AVERAGE ANNUAL TOTAL RETURN

     The Trust may from time to time advertise the average annual total return of a Portfolio. These figures are computed separately for Class I, Class B and Class C shares. Average annual total return is computed by finding the average annual computed rates of return over the 1, 5 and 10 year periods that would equate the initial amount invested to the ending redeemable value according to the following formula:

                         n
                  P (1+t)  = ERV

Where:         P =     a hypothetical initial investment of $1,000
               t =     average annual total return
               n =     number of years
             ERV =     ending redeemable value of P at the end of each period

     Total return information may be useful to investors in reviewing a Portfolio's performance. However, certain factors should be considered before using this information as a basis for comparison with alternate investments. No adjustment is made for taxes payable on distributions. The total return for any given past period is not an indication or representation by the Portfolio of future rates of return on its shares.

     Total returns quoted in advertising reflect all aspects of a Portfolio's return including the effect of reinvesting dividends and capital gain distributions, and any change in a Portfolio's net asset value per share over the period. Average annual returns are calculated by determining the growth or decline in value of a hypothetical investment in a Portfolio over a stated period, and then calculating the annually compounded percentage rate that would have produced the same result if the rate of growth or decline in value had been constant over the period. For example, a cumulative return of 100% over ten years would produce an average annual return of 7.18%, which is the steady annual return that would equal 100% growth on a compounded basis in ten years.

     AGGREGATE TOTAL RETURN

     The Trust may from time to time advertise the aggregate total return of a Portfolio. A Portfolio's aggregate total return figures represent the cumulative change in the value of an investment in the Portfolio for the specified period and are computed by the following formula:

                                     ERV - P
                                     -------
                                        P

     Where: P = a hypothetical initial payment of $1,000.

     ERV = Ending Redeemable Value of a hypothetical $1,000 investment made at the beginning of the 1, 5, or 10 year period at the end of the 1, 5 or 10 year period (or fractional portion thereof).

     Unaveraged or cumulative total returns reflect the simple change in value of an investment over a stated period. Average annual and cumulative total returns may be quoted as a percentage or as a dollar amount and may be calculated for a single investment, a series of investments and/or a series of redemptions over any time period. Total returns and other performance information may be quoted numerically or in a table, graph or similar illustration.

     The average annual total return for Class I on an investment made in Class I Shares of the Portfolios for the one- and five-year periods ended August 31, 2001 and for the period of inception (September 2, 1994) through August 31, 2001 are as follows:

                                                                       AVERAGE ANNUAL TOTAL        AVERAGE ANNUAL TOTAL
                                          AVERAGE ANNUAL TOTAL       RETURN FOR THE FIVE-YEAR      RETURN FOR PERIOD OF
                                       RETURN FOR THE YEAR ENDED           PERIOD ENDED              INCEPTION THROUGH
         NAME OF PORTFOLIO                  AUGUST 31, 2001              AUGUST 31, 2001              AUGUST 31, 2001
         -----------------                  ---------------              ---------------              ---------------
Large Capitalization Value                        7.25%                       11.15%                       14.06%
Large Capitalization Growth                     (48.49)                        8.03                         9.99
Small Capitalization                              3.40                         8.14                        11.00
International Equity                            (36.08)                        1.84                         0.85
Investment Quality Bond                          10.70                         6.40                         6.04
Municipal Bond                                    9.96                         5.82                         5.52

     The average annual total return for Class B on an investment made in Class B Shares of the Portfolios for the one-year period ended August 31, 2001 and for the period of inception (January 4, 1999) through August 31, 2001 are as follows:

                                                                             AVERAGE ANNUAL TOTAL
                                            AVERAGE ANNUAL TOTAL             RETURN FOR PERIOD OF
                                          RETURN FOR THE YEAR ENDED           INCEPTION THROUGH
         NAME OF PORTFOLIO                     AUGUST 31, 2001                 AUGUST 31, 2001
         -----------------                     ---------------                 ---------------
Large Capitalization Value                           6.63%                           2.48%
Large Capitalization Growth                        (48.78)                         (11.58)
Small Capitalization                                 2.62                           13.97
International Equity                               (36.40)                          (7.58)
Investment Quality Bond                              9.80                            4.93
Municipal Bond                                       8.85                            3.61

     The average annual total return for Class C on an investment made in Class C Shares of the Portfolios for the one-year period ended August 31, 2001 and for the period of inception (January 4, 1999) through August 31, 2001 are as follows:

                                                                            AVERAGE ANNUAL TOTAL
                                            AVERAGE ANNUAL TOTAL             RETURN FOR PERIOD OF
                                          RETURN FOR THE YEAR ENDED           INCEPTION THROUGH
         NAME OF PORTFOLIO                     AUGUST 31, 2001                 AUGUST 31, 2001
         -----------------                     ---------------                 ---------------
Large Capitalization Value                           6.62%                           2.49%
Large Capitalization Growth                        (48.78)                         (11.52)
Small Capitalization                                 2.61                           14.06
International Equity                               (36.42)                          (7.62)
Investment Quality Bond                              9.91                            5.01
Municipal Bond                                       8.97                            3.54

                             YIELD FOR 30-DAY PERIOD
                              ENDED AUGUST 31, 2001

PORTFOLIO
---------

Investment Quality Bond Portfolio
         Class I                            3.81%
         Class B                            2.99%
         Class C                            2.98%

Municipal Bond Portfolio
         Class I                            3.47%
         Class B                            2.64%
         Class C                            2.62%

                     TAX EQUIVALENT YIELD FOR 30-DAY PERIOD

                                        AT FEDERAL INCOME      AT FEDERAL         AT FEDERAL       AT FEDERAL INCOME
                      30 DAY PERIOD            TAX          INCOME TAX RATE    INCOME TAX RATE            TAX
     PORTFOLIO            ENDED            RATE OF 28%           OF 31%             OF 36%            RATE OF 39%
     ---------            -----            -----------           ------             ------            -----------
Municipal
Bond-Class I             8/31/01              4.82%               5.03%              5.42%               5.69%

Municipal
Bond-Class B             8/31/01              3.67%               3.83%              4.13%               4.33%

Municipal
Bond-Class C             8/31/01              3.64%               3.80%              4.09%               4.30%

                           YIELD FOR SEVEN-DAY PERIOD

PORTFOLIO                                  PERIOD ENDED            CURRENT                EFFECTIVE
---------                                  ------------            -------                ---------
U.S. Government Money Market
Portfolio-Class I                          August 31, 2001         3.21%                  3.26%

U.S. Government Money Market
Portfolio-Class B                          August 31, 2001         2.37%                  2.40%

U.S. Government Money Market
Portfolio-Class C                          August 31, 2001         2.72%                  2.75%

     From time to time the Portfolios may refer in advertisements to rankings and performance statistics published by (1) recognized mutual fund performance rating services including but not limited to Lipper Analytical Services, Inc. and Morningstar, Inc., (2) recognized indexes including but not limited to the Standard & Poor's Composite Stock Price Index, Russell 2000 Index, Dow Jones Industrial Average, Consumer Price Index, EAFE Index, Lehman Brothers Government/Credit Bond Index, the S&P Barra/Growth Index, the S&P/Barra Value Index, Lehman Municipal Bond Index and (3) Money Magazine and other financial publications including but not limited to magazines, newspapers and newsletters. Performance statistics may include yields, total returns, measures of volatility, standard deviation or other methods of portraying performance based on the method used by the publishers of the information. In addition, comparisons may be made between yields on certificates of deposit and U.S. government securities and corporate bonds, and between value stocks and growth stocks, and may refer to current or historic financial or economic trends or conditions.

     The performance of the Portfolios may be compared to the performance of other mutual funds in general, or to the performance of particular types of mutual funds. These comparisons may be expressed as mutual fund rankings prepared by Lipper Analytical Services, Inc. ("Lipper"), an independent service located in Summit, New Jersey that monitors the performance of mutual funds. Lipper generally ranks funds on the basis of total return, assuming reinvestment of distributions, but does not take sales charges or redemption fees into consideration, and is prepared without regard to tax consequences. In addition to the mutual fund rankings, performance may be compared to mutual fund performance indices prepared by Lipper.

     From time to time, a Portfolio's performance also may be compared to other mutual funds tracked by financial or business publications and periodicals. For example, the Portfolio may quote Morningstar, Inc., in its advertising materials. Morningstar, Inc. is a mutual fund rating service that rates mutual funds on the basis of risk-adjusted performance.

     Saratoga Capital Management or Funds Distributor, Inc. (the "Distributor") (which replaced Unified Management Corporation as the Trust's distributor effective September 21, 1999) may provide information designed to help individuals understand their investment goals and explore various financial strategies such as general principles of investing, such as asset allocation, diversification, risk tolerance, goal setting, and a questionnaire designed to help create a personal financial profile.

     Ibbotson Associates of Chicago, Illinois ("Ibbotson") provides historical returns of the capital markets in the United States, including common stocks, small capitalization stocks, long-term corporate bonds, intermediate term government bonds, long-term government bonds, Treasury bills, the U.S. rate of inflation (based on CPI), and combinations of various capital markets. The performance of these capital markets is based on the returns of different indices.

     Saratoga Capital Management or the Distributor may use the performance of these capital markets in order to demonstrate general risk-versus-reward investment scenarios. Performance comparisons may also include the value of a hypothetical investment in any of these capital markets. The risks associated with the security types in any capital market may or may not correspond directly to those of the Portfolios. The Portfolios may also compare performance to that of other compilations or indices that may be developed and made available in the future.

     In advertising materials, the Distributor may reference or discuss its products and services, which may include: retirement investing; brokerage products and services; the effects of dollar-cost averaging and saving for college; and the risks of market timing. In addition, the Distributor may quote financial or business publications and periodicals, including model Portfolios or allocations, as they relate to fund management, investment philosophy, and investment techniques.

     The Portfolios may present their fund number, Quotron number, CUSIP number, and discuss or quote their current portfolio manager.

     VOLATILITY. The Portfolios may quote various measures of volatility and benchmark correlation in advertising. In addition, the Portfolios may compare these measures to those of other funds. Measures of volatility seek to compare a fund's historical share price fluctuations or total returns to those of a benchmark. Measures of benchmark correlation indicate how valid a comparative benchmark may be. All measures of volatility and correlation are calculated using averages of historical data.

     Momentum indicators indicate the Portfolios' price movements over specific periods of time. Each point on the momentum indicator represents the Portfolios' percentage change in price movements over that period.

     The Portfolios may advertise examples of the effects of periodic investment plans, including the principle of dollar cost averaging. In such a program, an investor invests a fixed dollar amount in a fund at periodic intervals, thereby purchasing fewer shares when prices are high and more shares when prices are low. While such a strategy does not assure a profit or guard against a loss in a declining market, the investor's average cost per share can be lower than if fixed numbers of shares are purchased at the same intervals. In evaluating such a plan, investors should consider their ability to continue purchasing shares during periods of low price levels.

     The Portfolios may be available for purchase through retirement plans or other programs offering deferral of or exemption from income taxes, which may produce superior after-tax returns over time. For example, a $1,000 investment earning a taxable return of 10% annually would have an after-tax value of $1,949 after ten years, assuming tax was deducted from the return each year at a 28% rate. An equivalent tax-deferred investment would have an after-tax value of $2,100 after ten years, assuming tax was deducted at a 31% rate from the tax-deferred earnings at the end of the ten-year period.

                           CERTAIN TAX CONSIDERATIONS

     GENERAL. The following discussion is only a summary of certain tax considerations generally affecting the Trust, each Portfolio of the Trust, and shareholders of Portfolios, and is not intended as a substitute for careful tax planning. The discussion does not purport to deal with all of the Federal, state and local tax consequences applicable to an investment in each Portfolio or to all categories of investors, some of which may be subject to special rules. Shareholders are urged to consult their tax advisors with specific reference to their own tax situations.

     Each Portfolio generally will make two basic types of distributions: ordinary dividends and long-term capital gain distributions. These two types of distributions are reported differently on a shareholder's income tax return and they are also subject to different rates of tax (or, in the case of ordinary dividends of the Municipal Bond Portfolio, may be "exempt-interest dividends generally exempt from Federal income tax). The tax treatment of the investment activities of each Portfolio will affect the amount and timing and character of the distributions made by such Portfolio. Shareholders are urged to consult their own tax professionals regarding specific questions as to federal, state or local taxes.

     INVESTMENT COMPANY TAXATION. Each Portfolio intends to remain qualified as a "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986. As such, a Portfolio will not be subject to federal income tax on its net investment income and capital gains, if any, to the extent that it distributes such income and capital gains to its shareholders.

     Each Portfolio in the Trust generally intends to distribute sufficient income and gains so that the Fund will not pay corporate income tax on its earnings. Each Portfolio also generally intends to distribute to its shareholders in each calendar year a sufficient amount of ordinary income and capital gains to avoid the imposition of a 4% excise tax. If a Portfolio retains all or part of any net long-term capital gains in any year for reinvestment, the Portfolio will pay federal income tax (and possibly excise tax) on such retained gains.

     Gains or losses on sales of securities by a Portfolio will be long-term capital gains or losses if the securities have a tax holding period of more than one year. Gains or losses on the sale of securities with a tax holding period of one year or less will be short-term gains or losses.

     As a general rule, a Portfolio's transactions in futures contracts and options will increase or decrease the amount of long-term and short-term capital gains or losses realized by the Portfolio and, accordingly, will affect the amount of capital gains distributed to the Portfolio's shareholders. Gains or losses on a Portfolio's transactions in regulated futures contracts, options on broad-based stock indices, options on stock index futures, certain other futures contracts and options thereon generally are treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss. When a Portfolio engages in options and futures transactions, various tax rules may accelerate or defer recognition of certain gains and losses, change the character of certain gains or losses, or alter the holding period of other investments held by the Fund. The application of these rules would therefore also affect the amount, timing and character of distributions made by the Portfolio.

     A Portfolio's foreign currency gains or losses from forward contracts, futures contracts that are not "regulated futures contracts", and unlisted options, and certain other foreign currency gains or losses derived with respect to fixed-income securities, are treated as ordinary income or loss. In general, such foreign currency gains or losses will increase or decrease the amount of the Portfolio's income available to be distributed to shareholders as ordinary income, rather than increasing or decreasing the amount of the Portfolio's net capital gain. Additionally, if such foreign currency losses exceed other ordinary income during a taxable year, a Portfolio would not be able to make ordinary income distributions for the year.

     Under certain tax rules, a Portfolio may be required to include an amount in income with respect to a security even though the Portfolio does not receive payments in cash attributable to such income in respect of the security during the year. For example, a Portfolio may be required to accrue a portion of any discount at which it purchases a debt security as income in each year. In addition, if the Portfolio invests in an equity security of a non-U.S. corporation classified as a "passive foreign investment company" for U.S. tax purposes, the application of certain technical tax provisions applying to investments in such companies may result in the Portfolio being required to accrue income in respect of the security without any receipt of cash attributable to such income. To the extent that a Portfolio invests in any securities producing such "phantom income", the Portfolio will nonetheless be required to make income distributions of such phantom income in order to avoid taxation of such income at the Portfolio level. Such distributions will be required to be made from available cash of the Portfolio or by liquidation or Portfolio securities if necessary. If a distribution of cash necessitates the liquidation of Portfolio securities, the Portfolio may realize a gain or loss from such sales. Any net capital gains realized from such transactions may result in larger capital gain distributions (if any) to shareholders than they would have received in the absence of such transactions.

THE MUNICIPAL BOND PORTFOLIO

     Because the Municipal Bond Portfolio will distribute exempt-interest dividends, interest on indebtedness incurred by a shareholder to purchase or carry shares of the Municipal Bond Portfolio is not deductible for Federal income tax purposes. If a shareholder of the Municipal Bond Portfolio receives exempt-interest dividends with respect to any share and if such share is held by the shareholder for six months or less, then any loss on the sale or exchange of such share may, to the extent of such exempt-interest dividends, be disallowed. In addition, the Code may require a shareholder, if he or she receives exempt-interest dividends, to treat as taxable income a portion of certain otherwise non-taxable social security and railroad retirement benefit payments. Furthermore, that portion of any exempt-interest dividend paid by the Municipal Bond Portfolio which represents income derived from private activity bonds held by the Portfolio may not retain its tax-exempt status in the hands of a shareholder who is a "substantial user" of a facility financed by such bonds, or a "related person" thereof. Moreover, as noted in the Prospectus, some of the Municipal Bond Portfolio's dividends may be a specific preference item or a component of an adjustment item, for purposes of the Federal individual and corporate alternative minimum taxes. In addition, the receipt of dividends and distributions from the Municipal Bond Portfolio also may affect a Subchapter S corporate shareholder's Federal "excess net passive income" tax liability. Shareholders should consult their own tax advisers as to whether they are (a) substantial users with respect to a facility or related to such users within the meaning of the Code or (b) subject to a Federal alternative minimum tax, the Federal environmental tax, the Federal branch profits tax or the Federal excess net passive income tax.

     Each shareholder of the Municipal Bond Portfolio will receive after the close of the calendar year an annual statement as to the Federal income tax status of his or her dividends and distributions from the Portfolio for the prior calendar year. These statements also will designate the amount of exempt-interest dividends that is a specified preference in term for purposes of the Federal individual and corporate alternative minimum taxes. Each shareholder of the Municipal Bond Portfolio will also receive a report of the percentage and source on a state-by-state basis of interest income on municipal obligations received by the Portfolio during the preceding year. Shareholders should consult their tax advisers as to any other state and local taxes that may apply to these dividends and distributions. In the event that the Municipal Bond Portfolio derives taxable net investment income, it intends to designate as taxable dividends the same percentage of each day's dividend as its actual taxable net investment income bears to its total taxable net investment income earned on that day. Therefore, the percentage of each day's dividend designated as taxable, if any, may vary from day to day.

     From time to time, proposals have been introduced before Congress for the purpose of restricting or eliminating the federal income tax exemption for interest on municipal securities. Similar proposals may be introduced in the future. If such a proposal were enacted, the availability of municipal securities for investment by the Municipal Bond Portfolio could be affected. In that event the Board of Trustees of the Trust would reevaluate the investment objections and policies of the Municipal Bond Portfolio.

     Individuals are often exempt from state and local personal income taxes on distributions of tax-exempt interest income derived from obligations of issuers located in the state in which they reside when these distributions are received directly from these issuers, but are usually subject to such taxes on income derived from obligations of issuers located in other jurisdictions. The discussion does not purport to deal with all of the Federal, state and local tax consequences applicable to an investment in the Municipal Bond Portfolio, or to all categories of investors, some of which may be subject to special rules. Shareholders are urged to consult their tax advisers with specific reference to their own tax situations.

ALL PORTFOLIOS

     TAXATION OF DIVIDENDS AND DISTRIBUTIONS. Shareholders normally will have to pay federal income taxes, and any state and/or local income taxes, on the dividends and other distributions they receive from any Portfolio in the Trust (other than "exempt-interest dividends" received from the Municipal Bond Portfolio). Any dividends and distributions, to the extent that they are derived from net investment income or short-term capital gains, are taxable to the shareholder as ordinary income regardless of whether the shareholder receives such payments in additional shares or in cash.

     Any net long-term capital gains realized by a Portfolio will be distributed annually as described in the Prospectus. Such distributions ("capital gain dividends") will be taxable to shareholders as long-term capital gains, regardless of how long a shareholder has held shares of the Portfolio and regardless of whether the distribution is received in additional shares or in cash. Such distributions will be designated as capital gain dividends in a written notice mailed by the Portfolio to shareholders after the close of the Portfolio's taxable year. If a shareholder receives a capital gain dividend with respect to any share and if the share has been held by the shareholder for six months or less, then any loss (to the extent not disallowed pursuant to the other six-month rule described above relating to exempt-interest dividends) on the sale or exchange of such share will be treated as a long-term capital loss to the extent of the capital gain dividend. Short-term capital gains will be distributed annually as ordinary income as required by the Internal Revenue Code.

     At August 31, 2001, the following Portfolios had, for Federal income tax purposes, unused capital loss carryforwards available to offset future capital gains through the following fiscal years ended August 31:

NAME OF PORTFOLIO                TOTAL              2008                2009
-----------------                -----              ----                ----

International Equity            $420,331             $-               $420,331
Investment Quality Bond         $265,362          $57,972             $207,390
Municipal Bond                   $68,142          $61,929               $6,213

     Any dividend or capital gains distribution received by a shareholder from any regulated investment company will have the effect of reducing the net asset value of the shareholder's stock in that company by the exact amount of the dividend or capital gains distribution. Furthermore, such dividends and capital gains distributions are subject to federal income taxes. If the net asset value of the shares should be reduced below a shareholder's cost as a result of the payment of dividends or the distribution of realized long-term capital gains, such payment or distribution would represent economically in part a return of the shareholder's investment but nonetheless would be taxable to the shareholder. Therefore, an investor should consider the tax implications of purchasing Portfolio shares immediately prior to a distribution record date.

     Subject to certain exceptions, a domestic corporate shareholder may be eligible for a 70% dividends received deduction to the extent that each Portfolio earns and distributes qualifying dividends from its investments. Distributions of net capital gains by a Portfolio will not be eligible for the dividends received deduction.

     Shareholders who are not citizens or residents of the United States and certain foreign entities may be subject to withholding of United States tax on distributions made by a Portfolio.

     REDEMPTIONS AND EXCHANGES. In general, a sale of shares results in capital gain or loss and, for individual shareholders, is taxable at a federal rate dependent upon the length of time the shares were held. A redemption of a shareholder's Portfolio shares is normally treated as a sale for tax purposes. Portfolio shares held for a period of one year or less will, for tax purposes, generally result in short-term gains or losses and those held for more than one year generally result in long-term gain or loss. Under current law, the maximum tax rate on long-term capital gains is 20%. Any loss realized by shareholders upon a redemption of shares within six months of the date of their purchase will be treated as a long-term capital loss to the extent of any distributions of net long-term capital gains with respect to such shares during the six-month period.

     Exchange of a Portfolio's shares for shares of another fund, including shares of other Portfolios in the Saratoga Advantage Trust, are also subject to similar tax treatment. Such an exchange is treated for tax purposes as a sale of the original shares in the first fund, followed by the purchase of shares in the second fund.

     If a shareholder realizes a loss on the redemption or exchange of a Portfolio's shares and reinvests in that Portfolio's shares within 30 days before or after the redemption or exchange, the transactions may be subject to the "wash sale" rules, resulting in a postponement of the recognition of such loss for tax purposes.

     BACKUP WITHHOLDING. If a shareholder fails to furnish a correct taxpayer identification number, fails to fully report dividend or interest income or fails to certify that he or she has provided a correct taxpayer identification number and that he or she is not subject to backup withholding, then the shareholder may be subject to a "backup withholding tax," with respect to (a) taxable dividends and distributions, and (b) the proceeds of any redemptions of shares of a Portfolio. An individual's taxpayer identification number is his or her social security number. The backup withholding tax is not an additional tax and will be credited against a taxpayer's regular Federal income tax liability.

                             ADDITIONAL INFORMATION

     DESCRIPTION OF THE TRUST. It is not contemplated that regular annual meetings of shareholders will be held. Shareholders of each Portfolio have the right, upon the declaration in writing or vote by two-thirds of the outstanding shares of the Portfolio, to remove a Trustee. The Trustees will call a meeting of shareholders to vote on the removal of a Trustee upon the written request of the record holders (for at least six months) of 10% of its outstanding shares. In addition, 10 shareholders holding the lesser of $25,000 or 1% of a Portfolio's outstanding shares may advise the Trustees in writing that they wish to communicate with other shareholders of that Portfolio for the purpose of requesting a meeting to remove a Trustee. The Trustees will then either give the applicants access to the Portfolio's shareholder list or mail the applicant's communication to all other shareholders at the applicant's expense.

     When issued, shares of each class are fully paid and have no preemptive, conversion (except Class B Shares) or other subscription rights. Each class of shares represents identical interests in the applicable Portfolio's investment Portfolio. As such, they have the same rights, privileges and preferences, except with respect to: (a) the designation of each class, (b) the effect of the respective sales charges, if any, for each class, (c) the distribution fees borne by each class, (d) the expenses allocable exclusively to each class, (e) voting rights on matters exclusively affecting a single class and (f) the exchange privilege of each class. Upon liquidation of the Trust or any Portfolio, shareholders of each class of shares of a Portfolio are entitled to share pro rata in the net assets of that class available for distribution to shareholders after all debts and expenses have been paid. The shares do not have cumulative voting rights.

     The assets received by the Trust on the sale of shares of each Portfolio and all income, earnings, profits and proceeds thereof, subject only to the rights of creditors, are allocated to each Portfolio, and constitute the assets of such Portfolio. The assets of each Portfolio are required to be segregated on the Trust's books of account. Expenses not otherwise identified with a particular Portfolio will be allocated fairly among two or more Portfolios by the Board of Trustees. The Trust's Board of Trustees has agreed to monitor the Portfolio transactions and management of each of the Portfolios and to consider and resolve any conflict that may arise.

     The Agreement and Declaration of Trust contains an express disclaimer of shareholder liability for each Portfolio's obligations, and provides that each Portfolio shall indemnify any shareholder who is held personally liable for the obligations of that Portfolio. It also provides that each Portfolio shall assume, upon request, the defense of any claim made against any shareholder for any act or obligation of that Portfolio and shall satisfy any judgment thereon.

     POSSIBLE ADDITIONAL PORTFOLIO SERIES. If additional Portfolios are created by the Board of Trustees, shares of each such Portfolio will be entitled to vote as a group only to the extent permitted by the 1940 Act (see below) or as permitted by the Board of Trustees.

     Under Rule 18f-2 of the 1940 Act, any matter required to be submitted to a vote of shareholders of any investment company which has two or more series outstanding is not deemed to have been effectively acted upon unless approved by the holders of a "majority" (as defined in that Rule) of the voting securities of each series affected by the matter. Such separate voting requirements do not apply to the election of trustees or the ratification of the selection of accountants. Approval of an investment management or distribution plan and a change in fundamental policies would be regarded as matters requiring separate voting by each Portfolio. The Rule contains provisions for cases in which an advisory contract is approved by one or more, but not all, series. A change in investment policy may go into effect as to one or more series whose holders so approve the change even though the required vote is not obtained as to the holders of other affected series.

     INDEPENDENT AUDITORS. Ernst & Young, LLP, 787 Seventh Avenue, New York, New York 10019 serves as the independent auditors of the Trust and of each Portfolio. Their services include auditing the annual financial statements and financial highlights of each Portfolio as well as other related services.

     TRUST COUNSEL. Mayer, Brown & Platt, located at 1675 Broadway, New York, New York 10019, acts as the Trust's legal counsel.

     CUSTODIAN, TRANSFER AGENT AND SHAREHOLDER SERVICING AGENT. State Street Bank and Trust Company, One Heritage Drive, North Quincy, Massachusetts 01271 acts as transfer agent, shareholder servicing agent and custodian of the assets of the Trust.

     DISTRIBUTION OPTIONS. Shareholders may change their distribution options by giving the Transfer Agent three days prior notice in writing.

     TAX INFORMATION. The Federal tax treatment of the Portfolios' dividends and distributions is explained in the Prospectus under the heading "Dividends, Distributions and Taxes." A Portfolio will be subject to a nondeductible 4% excise tax to the extent that it fails to distribute by the end of any calendar year substantially all its ordinary income for that year and capital gains for the one year period ending on October 31 of that year.

     RETIREMENT PLANS. The Distributor may print advertisements and brochures concerning retirement plans, lump sum distributions and 401-k plans. These materials may include descriptions of tax rules, strategies for reducing risk and descriptions of 401-k programs. From time to time hypothetical investment programs illustrating various tax-deferred investment strategies will be used in brochures, sales literature, and omitting prospectuses. The following examples illustrate the general approaches that will be followed. These hypotheticals will be modified with different investment amounts, reflecting the amounts that can be invested in different types of retirement programs, different assumed tax rates, and assumed rates of return. They should not be viewed as indicative of past or future performance of any of the Distributor's products.

     REDEMPTION IN KIND. If the Board of Trustees determines that it would be detrimental to the best interests of a Portfolio's shareholders to make a redemption payment wholly in cash, the Portfolio may pay, in accordance with rules adopted by the SEC, any portion of a redemption in excess of the lesser of $250,000 or 1% of the Portfolio's net assets by a distribution in kind of readily marketable portfolio securities in lieu of cash. Redemptions failing to meet this threshold must be made in cash. Shareholders receiving distributions in kind of portfolio securities may incur brokerage commissions when subsequently disposing of those securities.

EXAMPLES

Benefits of Long Term Tax-Free Compounding - Single Sum

                        Amount of Contribution: $100,000
                        Rates of Return

YEARS
                           8.00%            10.00%            12.00%
                                         VALUE AT END

5                     $  146,933        $  161,051       $  176,234
10                    $  215,892        $  259,374       $  310,585
15                    $  317,217        $  417,725       $  547,357
20                    $  466,096        $  672,750       $  964,629
25                    $  684,848        $1,083,471       $1,700,006
30                    $1,006,266        $1,744,940       $2,995,992

Benefits of Long Term Tax-Free Compounding - Periodic Investment

                        Amount Invested Annually: $2,000
                        Rates of Return

YEARS
                           8.00%            10.00%            12.00%
                                         VALUE AT END

5                         $ 12,672         $ 13,431          $ 14,230
10                        $ 31,291         $ 35,062          $ 39,309
15                        $ 58,649         $ 69,899          $ 83,507
20                        $ 98,846         $126,005          $161,397
25                        $157,909         $216,364          $298,668
30                        $244,692         $361,887          $540,585

Comparison of Taxable and Tax-Free Investing-- Periodic Investments (Assumed Tax Rate: 28%)

                 Amount of Annual Contribution (Pre-Tax): $2,000

                          Tax Deferred Rates of Return

YEARS
                       8.00%                   10.00%                    12.00%
                                           VALUE AT END

5                    $ 12,672                 $ 13,431                  $ 14,230
10                   $ 31,291                 $ 35,062                  $ 39,309
15                   $ 58,649                 $ 69,899                  $ 83,507
20                   $ 98,846                 $126,005                  $161,397
25                   $157,909                 $216,364                  $298,668
30                   $244,692                 $361,887                  $540,585

                     Annual Contribution (After Tax): $1,440
                           Fully Taxed Rates of Return

YEARS
                       5.76%                    7.20%                     8.64%
                                           VALUE AT END

5                    $  8,544                 $  8,913                  $  9,296
10                   $ 19,849                 $ 21,531                  $ 23,364
15                   $ 34,807                 $ 39,394                  $ 44,654
20                   $ 54,598                 $ 64,683                  $ 76,874
25                   $ 80,785                 $100,485                  $125,635
30                   $115,435                 $151,171                  $199,429

Comparison of Tax Deferred Investing -- Deducting Taxes at End
(Assumed Tax Rate at End:  28%)

                      Amount of Annual Contribution: $2,000
                          Tax Deferred Rates of Return

YEARS
                       8.00%                   10.00%                    12.00%
                                           VALUE AT END

5                    $ 11,924                 $ 12,470                  $ 13,046
10                   $ 28,130                 $ 30,485                  $ 33,903
15                   $ 50,627                 $ 58,728                  $ 68,525
20                   $ 82,369                 $101,924                  $127,406
25                   $127,694                 $169,782                  $229,041
30                   $192,978                 $277,359                  $406,021

                              FINANCIAL STATEMENTS

     The financial statements and independent auditor's report required to be included in this STATEMENT OF ADDITIONAL INFORMATION are incorporated herein by reference to the Trust's ANNUAL REPORT TO SHAREHOLDERS for the year ended August 31, 2001. The Trust will provide the ANNUAL REPORT without charge upon request by calling the Trust at 1-800-807-FUND (1-800-807-3863).

                              APPENDIX A -- RATINGS

DESCRIPTION OF MOODY'S CORPORATE BOND RATINGS:

     Aaa. Bonds rated Aaa are judged to be the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of these issues.

     Aa. Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

     A. Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

     Baa. Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

     Ba. Bonds which are rated Ba are judged to have speculative elements; their future payments cannot be considered as well assured. Often the protection of interest and principal may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

     B. Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

     Moody's applies the numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through B. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

DESCRIPTION OF MOODY'S MUNICIPAL BOND RATINGS

     Aaa. Bonds which are rated Aaa are judged to be of the best quality and carry the smallest degree of investment risk. Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

     Aa. Bonds which are rated Aa are judged to be of high quality by all standards. They are rated lower than the Aaa bonds because margins of protection may not be as large as in Aaa securities, or fluctuation of protective elements may be of greater amplitude, or there may be other elements present which made the long-term risks appear somewhat larger than in Aaa securities.

     A. Bonds which are rated A are judged to be upper medium grade obligations. Security for principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

     Baa. Bonds which are rated Baa are considered as medium grade obligations, i.e.; they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

     Ba. Bonds which are rated Ba are judged to have speculative elements and their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate, and therefore not well safeguarded during both good and bad times. Uncertainty of position characterizes bonds in this class.

     B. Bonds which are rated B generally lack the characteristics of a desirable investment. Assurance of interest and principal payments or of other terms of the contract over long periods may be small.

     Caa. Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be elements of danger present with respect to principal or interest.

DESCRIPTION OF S&P CORPORATE BOND RATINGS

     AAA. Bonds rated AAA have the highest rating assigned by S&P to a debt obligation. Capacity to pay interest and repay principal is extremely strong.

     AA. Bonds rated AA have a very strong capacity to pay interest and repay principal and differ from the highest rated issues only in a small degree.

     A. Bonds rated A have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than bonds in higher rated categories.

     BBB. Bonds rated BBB are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for bonds in this category than for bonds in higher rated categories.

     BB AND B. Bonds rated BB and B are regarded, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. BB represents a lower degree of speculation than B. While such bonds will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

DESCRIPTION OF S&P'S MUNICIPAL BOND RATINGS

     AAA. Debt rated AAA has the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

     AA. Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the highest rated issues only in small degree. The AA rating may be modified by the addition of a plus or minus sign to show relative standing within the AA rating category.

     A. Debt rated A is regarded as safe. This rating differs from the two higher ratings because, with respect to general obligation bonds, there is some weakness which, under certain adverse circumstances, might impair the ability of the issuer to meet debt obligations at some future date. With respect to revenue bonds, debt service coverage is good but not exceptional and stability of pledged revenues could show some variations because of increased competition or economic influences in revenues.

     BBB. Bonds rated BBB are regarded as having adequate capacity to pay principal and interest. Whereas they normally exhibit protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay principal and interest for bonds in this capacity than for bonds in the A category.

     BB. Debt rated BB has less near-term vulnerability to default than other speculative grade debt, however, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity to meet timely interest and principal payment.

     B. Debt rated B has a greater vulnerability to default bit presently has the capacity to meet interest and principal payments. Adverse business, financial or economic conditions would likely impair capacity or willingness to pay interest and repay principal.

     CCC. Debt rated CCC has a current identifiable vulnerability to default and is dependent upon favorable business, financial and economic conditions to meet timely payments of principal. In the event of adverse business, financial or economic conditions, it is not likely to have the capacity to pay interest and repay principal.

DESCRIPTION OF FITCH'S MUNICIPAL BOND RATINGS

     Debt rated "AAA", the highest rating by Fitch, is considered to be of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

     Debt rated "AA" is regarded as very high credit quality. The obligor's ability to pay interest and repay principal is very strong.

     Debt rated "A" is of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than debt with higher ratings.

     Debt rated "BBB" is of satisfactory credit quality. The obligor's ability to pay interest and repay principal is adequate, however a change in economic conditions may adversely affect timely payment.

     Debt rated "BB" is considered speculative. The obligor's ability to pay interest and repay principal may be affected over time by adverse economic changes, however, business and financial alternatives can be identified which could assist the obligor in satisfying its debt service requirements.

     Debt rated "B" is considered highly speculative. While bonds in this class are currently meeting debt service requirements, the probability of continued timely payment of principal and interest reflects the obligor's limited margin of safety and the need for reasonable business and economic activity throughout the life of the issue.

     Debt rated "CCC" has certain identifiable characteristics which, if not remedied, may lead to default. The ability to meet obligations requires an advantageous business and economic environment.

     Plus (+) and minus (-) signs are used with a rating symbol (except AAA) to indicate the relative position within the category.

DESCRIPTION OF MOODY'S RATINGS OF STATE AND MUNICIPAL NOTES AND OTHER SHORT-TERM LOANS

     Moody's ratings for state and municipal notes and other short-term loans are designated "Moody's Investment Grade" ("MIG"). Such ratings recognize the differences between short-term credit risk and long-term risk. A short-term rating designated VMIG may also be assigned on an issue having a demand feature. Factors affecting the liquidity of the borrower and short-term cyclical elements are critical in short-term borrowing. Symbols used will be as follows:

     MIG-l/VMIG-1. This designation denotes best quality. There is present strong protection by established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.

     MIG-2/VMIG-2. This designation denotes high quality. Margins of protection are ample although not so large as in the preceding group.

DESCRIPTION OF S&P'S RATINGS OF STATE AND MUNICIPAL NOTES AND OTHER SHORT-TERM LOANS

     Standard & Poor's tax exempt note ratings are generally given to such notes that mature in three years or less. The two higher rating categories are as follows:

     SP-1. Very strong or strong capacity to pay principal and interest. These issues determined to possess overwhelming safety characteristics will be given a plus (+) designation.

     SP-2. Satisfactory capacity to pay principal and interest.

DESCRIPTION OF COMMERCIAL PAPER RATINGS

     Commercial paper rated Prime-l by Moody's are judged by Moody's to be of the best quality. Their short-term debt obligations carry the smallest degree of investment risk. Margins of support for current indebtedness are large or stable with cash flow and asset protection well insured. Current liquidity provides ample coverage of near-term liabilities and unused alternative financing arrangements are generally available. While protective elements may change over the intermediate or longer term, such changes are most unlikely to impair the fundamentally strong position of short-term obligations.

     Issuers (or related supporting institutions) rated Prime-2 have a strong capacity for repayment of short-term promissory obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

     Commercial paper rated A by S&P have the following characteristics. Liquidity ratios are better than industry average. Long-term debt rating is A or better. The issuer has access to at least two additional channels of borrowing. Basic earnings and cash flow are in an upward trend. Typically, the issuer is a strong company in a well-established industry and has superior management. Issuers rated A are further refined by use of numbers 1, 2, and 3 to denote relative strength within this highest classification. Those issuers rated A-1 that are determined by S&P to possess overwhelming safety characteristics are denoted with a plus (+) sign designation.

     Fitch's commercial paper ratings represent Fitch's assessment of the issuer's ability to meet its obligations in a timely manner. The assessment places emphasis on the existence of liquidity. Ratings range from F-1+ which represents exceptionally strong credit quality to F-4 which represents weak credit quality.

     Duff & Phelps' short-term ratings apply to all obligations with maturities of under one year, including commercial paper, the uninsured portion of certificates of deposit, unsecured bank loans, master notes, bankers acceptances, irrevocable letters of credit and current maturities of long-term debt. Emphasis is placed on liquidity. Ratings range from Duff 1+ for the highest quality to Duff 5 for the lowest, issuers in default. Issues rated Duff 1+ are regarded as having the highest certainty of timely payment. Issues rated Duff 1 are regarded as having very high certainty of timely payment.